                                                                                          Registration No. 811-8087

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                           ----------------------------

                                                     FORM N-1A

                          REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                                  Amendment No. 5

                                         (Check appropriate box or boxes)
                                           ----------------------------

                                           AMERICAN SKANDIA MASTER TRUST
                                (Exact Name of Registrant as Specified in Charter)

                                                   Ugland House
                                                   P.O. Box 309
                                                South Church Street
                                             George Town, Grand Cayman
                                                Cayman Islands, BWI
                                        (Address of Offshore Administrator)

                  Telephone Number of Offshore Administrator, including Area Code: (345) 949-6415

                                             Edward P. Macdonald, Esq.
                                                 1 Corporate Drive
                                          Shelton, Connecticut 06484-0883
                                      (Name and Address of Agent for Service)

                                           ----------------------------

                                                   With copy to:

                                              Robert K. Fulton, Esq.
                                       Stradley Ronon Stevens & Young, LLP
                                             2600 One Commerce Square
                                              Philadelphia, PA 19103
                                                  (215) 564-2600

                                                     EXPLANATORY NOTE

              This  Registration  Statement  has been  filed by the  Registrant  pursuant  to  Section  8(b) of the
Investment Company Act of 1940, as amended (the "1940 Act").  However,  beneficial  interests in the Registrant are not being  registered  under the Securities Act of 1933, as amended (the "1933 Act"),  since such interests will be issued solely in private  placement  transactions  which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.  Investments in the  Registrant  may only be made by investment  companies or certain other  entities  which are  "accredited  investors"  within the meaning of  Regulation  D under the 1933 Act.  This
Registration  Statement  does  not  constitute  an  offer  to sell,  or the  solicitation  of an offer to buy,  any beneficial interests in the Registrant.

                                               AMERICAN SKANDIA MASTER TRUST

                                                          PART A

                                                       March 1, 2002

RESPONSES TO ITEMS 1 THROUGH 3 AND ITEMS 5 AND 9 HAVE BEEN OMITTED  PURSUANT TO PARAGRAPH  2(b) OF INSTRUCTION B OF
THE GENERAL INSTRUCTIONS TO FORM N-1A.

American  Skandia  Master Trust (the "Master  Trust") is part of a  master-feeder  structure (as described  below).
Part A of this  Registration  Statement should be read in conjunction with  Post-Effective  Amendment No. 20 of the
Registration  Statement of American  Skandia Advisor Funds,  Inc. (the "Feeder") (1940 Act file No.  811-8085),  as filed with the Securities and Exchange  Commission  (the  "Commission")  on March 1, 2002, and as amended from time to time, (the "Feeder's  Registration  Statement").  Part A of the Feeder's  Registration  Statement (the "Feeder's
Part A")  includes  the joint  prospectus  of the series of the Feeder (the  "Feeder  Funds")  which  invest in the
Portfolios (as defined below) and those series of the Feeder which do not.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL
               INVESTMENT STRATEGIES AND RELATED RISKS.

        The Master Trust is an open-end,  management  investment company,  organized on March 6, 1997 as a business trust  under  the laws of the State of  Delaware.  The  Master  Trust is a "series  fund,"  which is a mutual  fund divided  into  separate  portfolios.  By this  offering  document,  the Master Trust is offering  five  diversified portfolios  (each  a  "Portfolio,"  and  together  the  "Portfolios").  From  time to  time,  other  series  may be established and sold pursuant to other offering documents.

        American  Skandia  Investment  Services,  Incorporated  ("ASISI")  serves as the Master Trust's  investment adviser.  Currently, ASISI engages a sub-advisor ("Sub-Advisor") for the investment management of each Portfolio.

        Beneficial  interests in the Master Trust are issued solely in private placement  transactions which do not involve any "public  offering"  within the meaning of  Regulation D under the  Securities  Act of 1933,  as amended
(the "1933  Act").  Investments  in the Master  Trust may be made only by  investment  companies  or certain  other entities  which  are  "accredited  investors"  within  the  meaning  of  Regulation  D under  the  1933  Act.  This registration  statement  does  not  constitute  an  offer  to sell,  or the  solicitation  of an offer to buy,  any
"security" within the meaning of the 1933 Act.

                                       INVESTMENT PROGRAMS OF THE PORTFOLIOS

         The investment objective, policies and limitations for each of the Portfolios are described below.

         While certain  policies  apply to all  Portfolios,  generally  each  Portfolio has a different  investment objective and investment  focus. As a result,  the risks,  opportunities and returns of investing in each Portfolio will  differ.  Those  investment  policies  specifically  labeled  as  "fundamental"  may  not be  changed  without shareholder  approval.  However,  the investment  objective of each Portfolio generally is not a fundamental policy and may be changed by the  Trustees  of the Master  Trust  without  shareholder  approval.  Similarly,  most of the
Portfolios' investment policies and limitations are not fundamental policies.

         There  can be no  assurance  that the  investment  objective  of any  Portfolio  will be  achieved.  Risks relating to certain types of securities  and  instruments  in which the Portfolios may invest are described in this
Prospectus under "Certain Risk Factors and Investment Methods."

         If approved by the Trustees of the Master Trust,  the Master Trust may add more  Portfolios  and may cease to offer any existing Portfolio in the future.

ASMT AMERICAN CENTURY INTERNATIONAL GROWTH PORTFOLIO:

Investment  Objective:  The investment objective of the Portfolio  (formerly,  the ASMT T. Rowe Price International
Equity Portfolio) is to seek capital growth.

Principal Investment Policies and Risks:

         The Portfolio will seek to achieve its investment  objective by investing  primarily in equity  securities of  international  companies that the Sub-advisor  believes will increase in value over time. The Sub-advisor  uses a growth  investment  strategy it developed  that looks for companies  with earnings and revenue  growth.  Ideally, the  Sub-advisor  looks for  companies  whose  earnings and revenues  are not only  growing,  but are growing at an accelerating pace.  Accelerating  growth is shown, for example,  by growth that is faster this quarter than last or faster this year than the year before.  For purposes of the  Portfolio,  equity  securities  include common stocks, preferred stocks and convertible securities.

         The  Sub-advisor  tracks  financial  information  for  thousands  of companies to research and selects the stocks it believes will be able to sustain  accelerating  growth.  This strategy is based on the premise that, over the long term, the stocks of companies with accelerating earnings and revenues have a  greater-than-average  chance to increase in value.

         The Sub-advisor  recognizes  that, in addition to locating strong  companies with  accelerating  earnings, the  allocation  of assets  among  different  countries  and  regions  also is an  important  factor in managing an international  portfolio.  For this  reason,  the  Sub-advisor  will  consider a number of other  factors in making investment  selections,  including the prospects for relative economic growth among countries or regions,  economic and political conditions,  expected inflation rates,  currency exchange fluctuations and tax considerations.  Under normal  conditions,  the Portfolio  will invest at least 65% of its assets in equity  securities of issuers from at least three countries  outside of the United States.  In order to maintain  investment  flexibility,  the Portfolio has not otherwise established geographic requirements for asset distribution.

         While the Portfolio's  focus will be on issuers in developed  markets,  the Sub-advisor  expects to invest to some degree in issuers in developing  countries.  The Portfolio may make foreign  investments either directly in foreign securities,  or indirectly by purchasing  depositary receipts.  Securities purchased in foreign markets may either be traded on foreign securities exchanges or in the over-the-counter markets.

         As with all stocks,  the value of the stocks held by the  Portfolio  can decrease as well as increase.  As a fund investing  primarily in equity  securities of foreign  issuers,  the Portfolio (and,  therefore,  the Feeder
Fund) may be subject to a level of risk and share price  fluctuation  higher than most funds that invest  primarily in domestic  equities.  Foreign  companies may be subject to greater  economic risks than domestic  companies,  and foreign  securities  are subject to certain  risks  relating to political,  regulatory  and market  structures  and events that domestic  securities  are not subject to. To the extent the Portfolio  invests in securities of issuers in developing countries, the Portfolio may be subject to even greater levels of risk and share price fluctuation.

Other Investments:

         Securities of U.S.  issuers may be included in the  Portfolio  from time to time.  The Portfolio  also may invest in bonds,  notes and debt  securities of companies and  obligations of domestic or foreign  governments  and their agencies.  The Portfolio will limit its purchases of debt  securities to investment  grade  obligations.  The
Portfolio may enter into non-leveraged stock index futures contracts and may make short sales "against the box."

         Derivative  Securities.  The Portfolio may invest in derivative  securities.  Certain of these  derivative securities may be described as  "index/structured"  securities,  which are securities whose value or performance is linked to other equity securities (as in the case of depositary receipts),  currencies,  interest rates, securities indices  or other  financial  indicators  ("reference  indices").  The  Portfolio  may not  invest in a  derivative security  unless the  reference  index or the  instrument  to which it relates is an  eligible  investment  for the
Portfolio.  For  example,  a  security  whose  underlying  value  is  linked  to the  price of oil  would  not be a permissible  investment  because the Portfolio  may not invest in oil and gas leases or futures.  The Portfolio may make short sales "against the box."

         Forward Currency Exchange Contracts.  As a fund investing  primarily in foreign  securities,  the value of the Portfolio will be affected by changes in the exchange  rates between  foreign  currencies and the U.S.  dollar.
To protect against adverse  movements in exchange rates,  the Portfolio may, for hedging  purposes only, enter into forward  foreign  currency  exchange  contracts.  The Portfolio  may enter into a forward  contract to "lock-in" an exchange  rate for a specific  purchase or sale of a security.  Less  frequently,  the  Portfolio  may enter into a forward  contract  to seek to protect  its  holdings  in a  particular  currency  from a decline in that  currency.
Predicting the relative future values of currencies is very  difficult,  and there is no assurance that any attempt to reduce the risk of adverse currency movements through the use of forward contracts will be successful.

         Indirect  Foreign  Investments.  The  Portfolio  may  invest up to 10% of its  assets in  certain  foreign
countries  indirectly  through  investment  funds  and  registered   investment  companies  that  invest  in  those
countries.  If the Portfolio invests in investment  companies,  it will bear its  proportionate  share of the costs incurred by such companies, including any investment advisory fees.

         Additional  information  about the securities  that the Portfolio may invest in and their risks,  see this
Prospectus under "Certain Risk Factors and Investment Methods."

         Temporary  Investments.  Under exceptional  market or economic  conditions,  the Portfolio may temporarily invest all or a substantial  portion of its assets in cash or  investment-grade  short-term  securities.  While the
Portfolio is in a defensive  position,  the ability to achieve its  investment  objective of capital  growth may be limited.

ASMT JANUS CAPITAL GROWTH PORTFOLIO:

Investment Objective:  The investment objective of the Portfolio is to seek growth of capital.

Principal Investment Policies and Risks:

         The Portfolio will pursue its objective by investing  primarily in equity  securities.  Equity  securities include common stocks,  preferred securities,  warrants and securities  convertible into or exchangeable for common
or  preferred  stocks.   Common  stock  investments  will  be  in  companies  that  the  Sub-advisor  believes  are experiencing  favorable  demand for their products and services,  and which operate in a favorable  competitive and regulatory  environment.  The Sub-advisor  generally  takes a "bottom up" approach to choosing  investments for the
Portfolio.  In other words, the Sub-advisor seeks to identify  individual  companies with earnings growth potential that may not be  recognized  by the  market  at  large.  Current  income is not a  significant  factor in  choosing investments.

         Because the  Portfolio  invests a  substantial  portion (or all) of its assets in equity  securities,  the
Portfolio is subject to the risks  associated with  investments in equity  securities,  and the  Portfolio's  share price therefore may fluctuate  substantially.  This is true despite the  Portfolio's  focus on the stocks of larger more-established  companies.  The  Portfolio's  share  price  will be  affected  by  changes  in the stock  markets generally,  and factors  specific to a company or an industry will affect the prices of  particular  stocks held by the Portfolio  (for example,  poor  earnings,  loss of major  customers,  major  litigation  against an issuer,  or changes  in  government  regulations  affecting  an  industry).  Because  of the types of  securities  in which the
Portfolio invests, it is designed for those who are investing for the long term.

         The Portfolio  generally  intends to purchase  securities for long-term  investment rather than short-term gains.  However,  short-term  transactions may occur as the result of liquidity needs,  securities having reached a desired price or yield,  anticipated  changes in interest rates or the credit  standing of an issuer,  or by reason of economic or other developments not foreseen at the time the investment was made.

         Special  Situations.  The  Portfolio  may invest in  "special  situations"  from time to time.  A "special situation"  arises  when,  in the opinion of the  Sub-advisor,  the  securities  of a  particular  company  will be recognized  and  appreciate  in  value  due  to a  specific  development,  such  as a  technological  breakthrough, management  change or new product at that company.  Investment in "special  situations"  carries an additional risk of loss in the event that the anticipated development does not occur or does not attract the expected attention.

Other Investments:

         Although the Sub-advisor  expects to invest primarily in equity securities,  the Portfolio may also invest to a lesser degree in debt  securities  when the Portfolio  perceives an  opportunity  for capital growth from such securities.  The  Portfolio is subject to the  following  percentage  limitations  on investing in certain types of debt securities:

         -- 35% of its assets in bonds rated below investment grade by the primary rating agencies ("junk" bonds).
         -- 25% of its assets in mortgage- and asset-backed securities.
         -- 10% of its assets in zero coupon,  pay-in-kind and step coupon  securities  (securities that do not, or may not under certain circumstances, make regular interest payments).

         The  Portfolio  may make short sales  "against  the box." In  addition,  the  Portfolio  may invest in the following types of securities and engage in the following investment techniques:

         Foreign  Securities.  The Portfolio may also purchase  securities of foreign  issuers,  including  foreign
equity  and  debt  securities  and  depositary   receipts.   Foreign   securities  are  selected   primarily  on  a
stock-by-stock  basis without  regard to any defined  allocation  among  countries or geographic  regions.  No more than 25% of the  Portfolio's  assets may be invested in foreign  securities  denominated in foreign  currencies and not publicly traded in the United States.

         Futures,  Options and Other  Derivative  Instruments.  The Portfolio  may enter into futures  contracts on securities,  financial  indices and foreign  currencies  and options on such contracts and may invest in options on securities,  financial indices and foreign  currencies,  forward contracts and interest rate swaps and swap-related products  (collectively  "derivative  instruments").  The  Portfolio  intends  to use most  derivative  instruments primarily to hedge the value of its portfolio against potential  adverse  movements in securities  prices,  foreign currency  markets or interest  rates. To a limited  extent,  the Portfolio may also use derivative  instruments for non-hedging  purposes  such as  seeking to  increase  income.  The  Portfolio  may also use a variety  of  currency hedging  techniques,  including  forward foreign  currency  exchange  contracts,  to manage exchange rate risk with respect to investments exposed to foreign currency fluctuations.

         For more  information  on the types of  securities  other than common  stocks in which the  Portfolio  may invest, see this Prospectus under "Certain Risk Factors and Investment Methods."

         Temporary  Investments.  The  Sub-advisor may increase the Portfolio's  cash position  without  limitation when the  Sub-advisor  is of the  opinion  that  appropriate  investment  opportunities  for  capital  growth  with desirable  risk/reward  characteristics are unavailable.  Cash and similar investments  (whether made for defensive purposes or to receive a return on idle cash) will include  high-grade  commercial paper,  certificates of deposit, repurchase  agreements  and money market funds  managed by the  Sub-advisor.  While the Portfolio is in a defensive position, the opportunity for the Portfolio to achieve its investment objective of capital growth will be limited.

ASMT INVESCO EQUITY INCOME PORTFOLIO:

Investment  Objective:  The  investment  objective  of the  Portfolio  is to seek high  current  income and capital growth while following sound investment practices.

Principal Investment Policies and Risks:

         The  Portfolio  seeks to achieve its  objective by investing  in  securities  that are expected to produce relatively high levels of income and consistent,  stable returns.  The Portfolio  normally will invest at least 65%
of its assets in  dividend-paying  common and preferred  stocks of domestic and foreign  issuers.  Up to 30% of the
Portfolio's  assets may be invested  in equity  securities  that do not pay regular  dividends.  In  addition,  the
Portfolio  normally will have some portion of its assets  invested in debt  securities or  convertible  bonds.  The
Portfolio  may  invest up to 25% of its total  assets in foreign  securities,  including  securities  of issuers in countries  considered to be developing.  These foreign  investments  may serve to increase the overall risks of the
Portfolio.

         The  Portfolio's  investments  in common  stocks  may, of course,  decline in value,  which will result in declines  in the  Portfolio's  share  price.  Such  declines  could be  substantial.  To  minimize  the  risk  this presents,  the Sub-advisor will not invest,  with respect to 75% of the value of its total assets,  more than 5% of the Portfolio's  assets in the securities of any one company or more than 25% of the Portfolio's  assets in any one industry.  In light of the  Portfolio's  focus on income  producing  stocks,  its risk and share price  fluctuation
(and potential for gain) may be less than many other stock funds.

         Debt  Securities.  The  Portfolio's  investments  in debt  securities  will  generally  be subject to both credit risk and market  risk.  Credit  risk  relates to the  ability of the issuer to meet  interest  or  principal payments,  or both,  as they come due.  Market risk relates to the fact that the market  values of debt  securities in which the Portfolio  invests  generally will be affected by changes in the level of interest  rates. An increase in interest  rates will tend to reduce the market values of debt  securities,  whereas a decline in interest  rates will  tend  to  increase  their  values.  Although  the  Sub-advisor  will  limit  the  Portfolio's  debt  security investments  to  securities it believes are not highly  speculative,  both kinds of risk are increased by investing in debt  securities  rated  below  the top four  grades by  Standard  & Poor's  Corporation  or  Moody's  Investors
Services, Inc., or equivalent unrated debt securities ("junk bonds").

         In order to minimize its risk in  investing in debt  securities,  the  Portfolio  will invest no more than
15% of its assets in junk bonds,  and in no event will the  Portfolio  ever invest in a debt  security  rated below
Caa by Moody's or CCC by Standard & Poor's.  While the  Sub-advisor  will monitor all of the debt securities in the
Portfolio for the issuers'  ability to make required  principal  and interest  payments and other quality  factors, the  Sub-advisor  may retain in the  Portfolio  a debt  security  whose  rating is changed to one below the minimum rating  required for purchase of such a security.  For a discussion  of the special risks  involved in  lower-rated bonds, see this Prospectus under "Certain Risk Factors and Investment Methods."

         Temporary  Investments.  In periods of uncertain market and economic conditions,  the Portfolio may assume a defensive  position with up to 100% of its assets  temporarily  invested in high quality corporate bonds or notes or government  securities,  or held in cash.  While the Portfolio is in a defensive  position,  the opportunity for the Portfolio to achieve its investment objective may be limited.

ASMT PIMCO Total Return Bond PORTFOLIO:

Investment  Objective:  The investment  objective of the Portfolio is to seek to maximize total return,  consistent with preservation of capital and prudent investment management.

Principal Investment Policies and Risks:

         The Portfolio  will invest at least 65% of the assets of which will be invested in the following  types of fixed income securities;

o        securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises;
o        corporate debt securities of U.S. and non-U.S.  issuers,  including  convertible  securities and corporate commercial paper;
o        mortgage and other asset-backed securities;
o        inflation-indexed bonds issued by both governments and corporations;
o        structured notes, including hybrid or "indexed" securities, event-linked bonds and loan participations;
o        delayed funding loans and revolving credit securities;
o        bank certificates of deposit, fixed time deposits and bankers' acceptances;
o        repurchase agreements and reverse repurchase agreements;
o        debt  securities  issued  by  state or local  governments  and  their  agencies  and  government-sponsored enterprises;
o        obligations of foreign governments or their subdivisions,  agencies and government-sponsored  enterprises;
     and
o        obligations of international agencies or supranational entities.

         Portfolio  holdings will be concentrated in areas of the bond market (based on quality,  sector,  interest rate or  maturity)  that  the  Sub-advisor  believes  to be  relatively  undervalued.  In  selecting  fixed  income securities, the Sub-advisor uses economic forecasting,  interest rate anticipation,  credit and call risk analysis, foreign currency  exchange rate  forecasting,  and other  securities  selection  techniques.  The proportion of the
Portfolio's assets committed to investment in securities with particular  characteristics  (such as maturity,  type and coupon rate) will vary based on the  Sub-advisor's  outlook for the U.S. and foreign  economies,  the financial markets,  and other  factors.  The  management  of duration (a measure of a fixed income  security's  expected life that incorporates its yield,  coupon interest  payments,  final maturity and call features into one measure) is one of the fundamental tools used by the Sub-advisor.

         The  Portfolio  will invest in  fixed-income  securities  of varying  maturities.  The  average  portfolio duration of the Portfolio  generally  will vary within a three- to six-year  time frame based on the  Sub-advisor's forecast for interest  rates.  The  Portfolio  may invest up to 10% of its assets in fixed income  securities  that are rated below  investment  grade ("junk  bonds") but are rated B or higher by Moody's  Investors  Services,  Inc.
("Moody's")  or Standard & Poor's  Corporation  ("S&P") (or, if unrated,  determined  by the  Sub-advisor  to be of comparable quality).

         Generally,  over the long term,  the return  obtained by a portfolio  investing  primarily in fixed income securities  such as the  Portfolio  is not  expected to be as great as that  obtained by a portfolio  investing  in equity  securities.  At the same time, the risk and price  fluctuation  of a fixed income  portfolio is expected to be less than that of an equity  portfolio,  so that a fixed income  portfolio is generally  considered to be a more conservative  investment.  However,  the Portfolio can and  routinely  does invest in certain  complex fixed income securities  (including  various types of  mortgage-backed  and  asset-backed  securities) and engage in a number of investment  practices  (including  futures,  options,  swaps and dollar rolls) as described below,  that many other fixed  income  funds do not utilize.  These  investments  and  practices  are designed to increase the  Portfolio's return or hedge its investments, but may increase the risk to which the Portfolio is subject.

         Like other fixed income funds,  the Portfolio is subject to market risk.  Bond values  fluctuate  based on changes in interest rates,  market  conditions,  investor  confidence and  announcements of economic,  political or financial  information.  Generally,  the value of fixed income  securities  will change  inversely  with changes in market  interest  rates.  As interest  rates rise,  market value tends to  decrease.  This risk will be greater for long-term  securities than for short-term  securities.  Certain  mortgage-backed  and  asset-backed  securities and derivative  instruments  in which the  Portfolio  may invest may be  particularly  sensitive to changes in interest rates.  The Portfolio is also subject to credit risk,  which is the possibility  that an issuer of a security (or a counterparty  to a  derivative  contract)  will default or become  unable to meet its  obligation.  Generally,  the lower the rating of a security, the higher its degree of credit risk.

         The following  paragraphs describe some specific types of fixed-income  investments that the Portfolio may invest in, and some of the  investment  practices that the Portfolio  will engage in. More  information  about some of these investments,  including futures,  options and  mortgage-backed  and asset-backed  securities,  is included below under "Certain Risk Factors and Investment Methods."

         U.S.  Government  Securities.  The Portfolio may invest in various  types of U.S.  Government  securities, including  those that are supported by the full faith and credit of the United States;  those that are supported by the right of the issuing  agency to borrow from the U.S.  Treasury;  those that are supported by the  discretionary authority of the U.S.  Government to purchase the agency's  obligations;  and still others that are supported  only by the credit of the instrumentality.

         Corporate Debt  Securities.  Corporate debt securities  include  corporate  bonds,  debentures,  notes and other similar instruments,  including  convertible  securities and preferred stock. Debt securities may be acquired with  warrants  attached.  The rate of  return or return of  principal  on some debt  obligations  may be linked or indexed to exchange rates between the U.S. dollar and a foreign currency or currencies.

         While the Sub-advisor may regard some countries or companies as favorable  investments,  pure fixed income opportunities  may be  unattractive or limited due to insufficient  supply or legal or technical  restrictions.  In such  cases,  the  Portfolio  may  consider  equity  securities  or  convertible  bonds  to gain  exposure  to such investments.

         Variable and Floating  Rate  Securities.  Variable and  floating  rate  securities  provide for a periodic adjustment  in the interest  rate paid on the  obligations.  The  interest  rates on these  securities  are tied to other interest rates,  such as money-market  indices or Treasury bill rates,  and reset  periodically.  While these securities  provide the Portfolio  with a certain  degree of protection  against  losses caused by rising  interest rates, they will cause the Portfolio's interest income to decline if market interest rates decline.

         Inflation-Indexed  Bonds.  Inflation-indexed  bonds are fixed income  securities  whose principal value is periodically  adjusted  according to the rate of inflation.  The interest rate on these bonds is fixed at issuance, and is  generally  lower  than the  interest  rate on  typical  bonds.  Over the life of the  bond,  however,  this interest will be paid based on a principal  value that has been adjusted for  inflation.  Repayment of the adjusted principal  upon  maturity  may be  guaranteed,  but the  market  value  of the  bonds is not  guaranteed,  and will fluctuate.  The Portfolio may invest in inflation-indexed  bonds that do not provide a repayment  guarantee.  While these  securities  are  expected to be  protected  from  long-term  inflationary  trends,  short-term  increases in inflation may lead to losses.

         Event-Linked  Bonds.  Event-linked  bonds are fixed  income  securities  for which the return of principal and payment of interest is contingent upon the  non-occurrence of a specific  "trigger" event, such as a hurricane, earthquake or other physical or  weather-related  phenomenon.  Some event-linked  bonds are commonly referred to as
"catastrophe  bonds."  If the  trigger  event  occurs,  the  Portfolio  may lose all or a portion  of the amount it invested in the bond.  Event-linked  bonds often  provide  for an  extension  of maturity to process and audit loss claims where a trigger  event has, or possibly  has,  occurred.  An extension of maturity may increase  volatility.
Event-linked  bonds may also expose the Portfolio to certain  unanticipated  risks including  credit risk,  adverse regulatory  or  jurisdictional  interpretations,  and  adverse  tax  consequences.  Event-linked  bonds may also be subject to liquidity risk.

         Mortgage-Backed  and  Other  Asset-Backed  Securities.  The  Portfolio  may  invest  all of its  assets in mortgage-backed and other asset-backed  securities,  including  collateralized  mortgage obligations.  The value of some  mortgage-backed and asset-backed  securities in which the Portfolio invests may be particularly  sensitive to changes in market interest rates.

         Reverse  Repurchase  Agreements  and Dollar  Rolls.  In  addition  to  entering  into  reverse  repurchase agreements (as described below under "Certain Risk Factors and Investment  Methods"),  the Portfolio may also enter into dollar rolls. In a dollar roll, the Portfolio sells  mortgage-backed  or other  securities for delivery in the current month and  simultaneously  contracts to purchase  substantially  similar  securities on a specified  future date.  The  Portfolio  forgoes  principal  and  interest  paid on the  securities  sold in a dollar  roll,  but the
Portfolio is  compensated by the  difference  between the sales price and the lower price for the future  purchase, as  well  as by any  interest  earned  on the  proceeds  of the  securities  sold.  The  Portfolio  also  could  be compensated  through the receipt of fee income.  Reverse  repurchase  agreements  and dollar rolls can be viewed as collateralized  borrowings and, like any  borrowings,  will tend to exaggerate  fluctuations  in Portfolio's  share price and may cause the Portfolio to need to sell  portfolio  securities at times when it would  otherwise not wish to do so.

         Foreign  Securities.  The  Portfolio  may  invest up to 20% of its  assets in  securities  denominated  in foreign  currencies  and may invest beyond this limit in U.S.  dollar-denominated  securities  of foreign  issuers.
The  Portfolio  may invest up to 10% of its assets in  securities  of issuers  based in  developing  countries  (as determined by the  Sub-advisor).  The Portfolio may buy and sell foreign currency futures  contracts and options on foreign  currencies and foreign  currency  futures  contracts,  and enter into forward  foreign  currency  exchange contracts  for the  purpose  of  hedging  currency  exchange  risks  arising  from the  Portfolio's  investment  or anticipated investment in securities denominated in foreign currencies.

         Short  Sales  "Against  the  Box."  The  Portfolio  may sell  securities  short  "against  the box." For a discussion of this practice, see this Prospectus under "Certain Risk Factors and Investment Methods."

         Derivative  Instruments.  The  Portfolio  may  purchase  and write  call and put  options  on  securities, securities indices and on foreign  currencies.  The Portfolio may invest in interest rate futures contracts,  stock index  futures  contracts and foreign  currency  futures  contracts and options  thereon that are traded on U.S. or foreign  exchanges or boards of trade.  The Portfolio may also enter into swap  agreements  with respect to foreign currencies,  interest  rates and  securities  indices.  The  Portfolio  may use these  techniques  to hedge against changes in interest  rates,  currency  exchange  rates or  securities  prices or as part of its overall  investment strategy.

         For a discussion of futures and options and their risks,  see this Prospectus  under "Certain Risk Factors and Investment Methods."  The Portfolio's investments in swap agreements are described directly below.

         Swap  Agreements.  The  Portfolio may enter into interest  rate,  index credit and currency  exchange rate swap  agreements  for the purposes of attempting  to obtain a desired  return at a lower cost than if the Portfolio had  invested  directly in an  instrument  that  yielded  the desired  return.  The  Portfolio  may also enter into options on swap agreements  ("swap  options").  Swap agreements are two-party  contracts  entered into primarily by institutional  investors  for  periods  ranging  from a few  weeks to more  than one  year.  In a  standard  "swap"
transaction,  the two  parties  agree to  exchange  the returns  (or  differentials  in rates of return)  earned or realized  on  particular  investments  or  instruments.  The  returns  to be  exchanged  between  the  parties  are calculated with respect to a "notional  amount," i.e., a specified  dollar amount that is  hypothetically  invested at a particular  interest rate, in a particular  foreign  currency,  or in a "basket" of securities  representing a particular  index.  Commonly  used swap  agreements  include  interest  rate  caps,  under  which,  in return for a premium,  one party agrees to make payments to the other to the extent that interest  rates exceed a specified rate or "cap";  interest  floors,  under which, in return for a premium,  one party agrees to make payments to the other to the extent that interest rates fall below a specified level or "floor";  and interest rate collars,  under which a party  sells a cap and  purchases a floor or vice versa in an attempt to protect  itself  against  interest  rate movements exceeding given minimum or maximum levels.

         Under most swap  agreements  entered into by the Portfolio,  the parties'  obligations are determined on a
"net basis."  Consequently,  the  Portfolio's  obligations  (or rights) under a swap  agreement  will  generally be equal only to a net amount based on the relative values of the positions held by each party.

         Whether the  Portfolio's  use of swap  agreements  will be  successful  will  depend on the  sub-advisor's ability  to  predict  that  certain  types of  investments  are  likely  to  produce  greater  returns  than  other investments.  Moreover,  the  Portfolio  may not receive the expected  amount  under a swap  agreement if the other party  to the  agreement  defaults  or  becomes  bankrupt.  The  swaps  market  is  relatively  new and is  largely unregulated.

ASMT MONEY MARKET PORTFOLIO:

Investment  Objective:  The investment objective of the Portfolio  (formerly,  the ASMT JPM Money Market Portfolio)
is to seek high current income and maintain high levels of liquidity.

Principal Investment Policies and Risks:

         As a money market fund,  the Portfolio  seeks to maintain a stable net asset value of $1.00 per share.  In other words,  the Portfolio  attempts to operate so that  shareholders do not lose any of the principal amount they invest in the  Portfolio.  Of course,  there can be no  assurance  that the  Portfolio  will  achieve its goal of a stable net asset value,  and shares of the Portfolio are neither  insured nor guaranteed by the U.S.  government or any other entity.  For instance,  the issuer or guarantor of a portfolio  security or the other party to a contract could  default  on its  obligation,  and this  could  cause the  Portfolio's  net asset  value to fall below $1. In addition,  the income earned by the Portfolio will fluctuate based on market  conditions,  interest rates and other factors.

         Under the  regulatory  requirements  applicable  to money market  funds,  the  Portfolio  must  maintain a weighted  average  portfolio  maturity of not more than 90 days and invest in high quality U.S.  dollar-denominated securities  that have  effective  maturities of not more than 397 days. In addition,  the Portfolio  will limit its investments to those  securities  that, in accordance with guidelines  adopted by the Trustees of the Master Trust, present  minimal  credit  risks.  The  Portfolio  will not  purchase  any  security  (other  than a  United  States
Government security) unless:

o        if rated by only one nationally  recognized  statistical rating organization (such as Moody's and Standard
     & Poor's), such organization has rated it with the highest rating assigned to short-term debt securities;
o        if rated by more than one  nationally  recognized  statistical  rating  organization,  at least two rating organizations have rated it with the highest rating assigned to short-term debt securities; or
o        it is not rated,  but is determined  to be of  comparable  quality in  accordance  with  procedures  noted
     above.

     These  standards must be satisfied at the time an investment is made. If the quality of the  investment  later declines,  the Portfolio may continue to hold the investment,  subject in certain circumstances to a finding by the
Trustees that disposing of the investment would not be in the Portfolio's best interest.

         Subject to the above  requirements,  the Portfolio  will invest in one or more of the types of investments described below.

         United States  Government  Obligations.  The Portfolio may invest in  obligations  of the U.S.  Government and its  agencies  and  instrumentalities  either  directly  or  through  repurchase  agreements.  U.S.  Government obligations  include:  (i) direct  obligations  issued by the United States Treasury such as Treasury bills,  notes and bonds; and (ii)  instruments  issued or guaranteed by  government-sponsored  agencies acting under authority of
Congress.  Some U.S.  Government  Obligations  are  supported  by the full faith and  credit of the U.S.  Treasury;
others  are  supported  by the  right of the  issuer to borrow  from the  Treasury;  others  are  supported  by the discretionary  authority of the U.S.  Government to purchase the agency's  obligations;  still others are supported only by the credit of the agency.  There is no assurance that the U.S.  Government will provide  financial  support to one of its agencies if it is not obligated to do so by law.

         Bank  Obligations.  The Portfolio may invest in high quality United States  dollar-denominated  negotiable certificates  of deposit,  time  deposits and bankers'  acceptances  of U.S.  and foreign  banks,  savings and loan associations  and  savings  banks  meeting  certain  total  asset  minimums.  The  Portfolio  may  also  invest  in obligations  of  international  banking  institutions  designated or supported by national  governments  to promote
economic  reconstruction,   development  or  trade  between  nations  (e.g.,  the  European  Investment  Bank,  the
Inter-American  Development  Bank, or the World Bank).  These  obligations may be supported by commitments of their member countries, and there is no assurance these commitments will be undertaken or met.

         Commercial  Paper;  Bonds.  The Portfolio may invest in high quality  commercial paper and corporate bonds issued by United States  issuers.  The Portfolio may also invest in bonds and commercial  paper of foreign  issuers if the obligation is United States dollar-denominated and is not subject to foreign withholding tax.

         Asset-Backed  Securities.  The  Portfolio  may invest in  asset-backed  securities  backed by credit  card receivables,  automobile  loans,  manufactured  housing loans and home equity loans in an aggregate amount of up to
10% of the  Portfolio's  net assets,  subject to the  limitations  of rule 2a-7 under in Investment  Company Act of
1940.

         Synthetic  Instruments.  As may be permitted by current laws and  regulations  and if expressly  permitted by the Trustees of the Master Trust, the Portfolio may invest in certain  synthetic  instruments.  Such instruments generally  involve the deposit of asset-backed  securities in a trust  arrangement and the issuance of certificates evidencing  interests  in the trust.  The  Sub-advisor  will  review the  structure  of  synthetic  instruments  to identify credit and liquidity risks and will monitor such risks.

         Foreign  Securities.  Foreign  investments must be denominated in U.S. dollars and may be made directly in securities of foreign issuers or in the form of American Depositary Receipts and European Depositary Receipts.

         For more  information on certain of these  investments,  see this  Prospectus  under "Certain Risk Factors and Investment Methods."
                                                Portfolio Turnover

                  Each  Portfolio  may sell its  portfolio  securities,  regardless of the length of time that they have been held, if the  Sub-advisor  and/or the Investment  Manager  determines that it would be in the Portfolio's best interest to do so. It may be  appropriate  to buy or sell portfolio  securities  due to economic,  market,  or other factors that are not within the  Sub-advisor's  or  Investment  Manager's  control.  Such  transactions  will increase a  "portfolio  turnover."  A 100%  portfolio  turnover  rate  would  occur if all of the  securities  in a portfolio of investments were replaced during a given period.

                  Although  turnover rates may vary  substantially  from year to year, it is  anticipated  that the following Portfolios may have annual rates of turnover exceeding 100%.

         ASMT American Century International Growth Portfolio
         ASMT Janus Capital Growth Portfolio
         ASMT PIMCO Total Return Bond Portfolio

         A high rate of portfolio  turnover  involves  correspondingly  higher  brokerage  commission  expenses and other transaction  costs,  which are borne by a Portfolio and will reduce its performance.  High portfolio turnover rates may also generate larger taxable income and taxable capital gains which may increase investor tax liability.

                                    Certain Risk Factors and Investment Methods

         The following is a description  of certain  securities  and  investment  methods that the  Portfolios  may invest in or use, and certain of the risks  associated  with such  securities and investment  methods.  The primary investment  focus of each  Portfolio is  described  above under  "Investment  Programs of the  Portfolios,"  and an investor  should  refer to that  section  to  obtain  information  about  each  Portfolio.  In  general,  whether a particular  Portfolio may invest in a specific type of security or use an investment  method is described  above or in Part B of the Feeder  Fund  Registration  Statement  under  "Investment  Programs of the  Portfolios."  As noted
below, however, certain risk factors and investment methods apply to all or most of the Portfolios.

DERIVATIVE INSTRUMENTS:

         To the extent permitted by the investment  objectives and policies of a Portfolio,  a Portfolio may invest in securities and other  instruments  that are commonly  referred to as  "derivatives."  For instance,  a Portfolio may  purchase  and write  (sell) call and put options on  securities,  securities  indices and foreign  currencies, enter into futures contracts and use options on futures  contracts,  and enter into swap agreements with respect to foreign currencies,  interest rates, and securities indices. In general,  derivative  instruments are securities or other instruments whose value is derived from or related to the value of some other instrument or asset.

         There  are  many  types  of  derivatives  and  many  different  ways to use  them.  Some  derivatives  and derivative  strategies  involve  very little risk,  while  others can be extremely  risky and can lead to losses in excess of the amount  invested in the  derivative.  A Portfolio may use  derivatives  to hedge  against  changes in interest rates,  foreign currency exchange rates or securities  prices, to generate income, as a low cost method of gaining exposure to a particular  securities  market without investing  directly in those securities,  or for other reasons.

         The use of these strategies  involves  certain special risks,  including the risk that the price movements of derivative  instruments  will not correspond  exactly with those of the investments from which they are derived.
Strategies  involving  derivative  instruments  that are  intended  to reduce the risk of loss can also  reduce the opportunity  for gain.  Furthermore,  regulatory  requirements  for a  Portfolio  to set  aside  assets to meet its obligations  with respect to  derivatives  may result in a Portfolio  being  unable to purchase or sell  securities when it would otherwise be favorable to do so, or in a Portfolio  needing to sell  securities at a  disadvantageous time. A Portfolio may also be unable to close out its  derivatives  positions  when desired.  There is no assurance that a Portfolio will engage in derivative  transactions.  Certain  derivative  instruments and some of their risks are described in more detail below.

         Options.  Most of the  Portfolios  (except  for the ASMT Money  Market  Portfolio)  may engage in at least some types of options  transactions.  The  purchaser  of an option on a security or  currency  obtains the right to purchase  (in the case of a call  option) or sell (in the case of a put  option)  the  security  or  currency  at a specified  price  within a limited  period of time.  Upon  exercise by the  purchaser,  the writer  (seller) of the option  has the  obligation  to buy or  sell  the  underlying  security  at the  exercise  price.  An  option  on a securities  index is similar to an option on an individual  security,  except that the value of the option  depends on the value of the securities comprising the index, and all settlements are made in cash.

         A  Portfolio  will pay a premium to the party  writing the option when it  purchases  an option.  In order for a call option  purchased by a Portfolio to be  profitable,  the market price of the  underlying  security  must rise sufficiently  above the exercise price to cover the premium and other transaction costs.  Similarly,  in order for a put option to be profitable,  the market price of the  underlying  security must decline  sufficiently  below the exercise price to cover the premium and other transaction costs.

         Generally,  the Portfolios will write call options only if they are covered (i.e.,  the Portfolio owns the security  subject  to the  option or has the right to  acquire  it  without  additional  cost).  By  writing a call option,  a Portfolio  assumes  the risk that it may be  required  to deliver a security  for a price lower than its market  value at the time the option is  exercised.  Effectively,  a Portfolio  that  writes a covered  call option gives up the  opportunity  for gain above the exercise  price should the market  price of the  underlying  security increase,  but retains the risk of loss  should the price of the  underlying  security  decline.  A Portfolio  will write call options in order to obtain a return from the premiums  received and will retain the premiums  whether or not the  options  are  exercised,  which  will  help  offset  a  decline  in the  market  value  of the  underlying securities.  A Portfolio  that writes a put option  likewise  receives a premium,  but assumes the risk that it may be required to purchase the underlying security at a price in excess of its current market value.

         A  Portfolio  may sell an option that it has  previously  purchased  prior to the  purchase or sale of the underlying  security.  Any such sale would  result in a gain or loss  depending  on whether the amount  received on the sale is more or less than the  premium  and  other  transaction  costs  paid on the  option.  A  Portfolio  may terminate  an option it has  written by entering  into a closing  purchase  transaction  in which it  purchases  an option of the same series as the option written.

         Futures  Contracts and Related  Options.  Each Portfolio  (except the ASMT INVESCO Equity Income Portfolio and the ASMT Money Market  Portfolio) may enter into financial  futures  contracts and related options.  The seller of a futures  contract  agrees to sell the  securities or currency  called for in the contract and the buyer agrees to buy the securities or currency at a specified  price at a specified  future time.  Financial  futures  contracts may relate to securities  indices,  interest rates or foreign  currencies.  Futures  contracts are usually  settled through net cash payments  rather than through  actual  delivery of the  securities  underlying  the contract.  For instance,  in a stock index futures  contract,  the two parties agree to take or make delivery of an amount of cash equal to a specified  dollar amount times the  difference  between the stock index value when the contract  expires and the price  specified in the  contract.  A Portfolio  may use futures  contracts to hedge  against  movements in securities  prices,  interest rates or currency  exchange  rates,  or as an efficient way to gain exposure to these markets.

         An option on a futures  contract gives the purchaser the right,  in return for the premium paid, to assume a position in the  contract  at the  exercise  price at any time  during the life of the option.  The writer of the option is required upon exercise to assume the opposite position.

         Pursuant to regulations of the Commodity Futures Trading Commission ("CFTC"), no Portfolio will:

         (i)      purchase or sell  futures or options on futures  contracts or stock  indices for  purposes  other than  bona  fide  hedging  transactions  (as  defined  by the CFTC) if as a result  the sum of the  initial  margin deposits and premiums  required to establish  positions in futures  contracts and related  options that do not fall within  the  definition  of bona  fide  hedging  transactions  would  exceed  5% of the fair  market  value of each
Portfolio's net assets; and

         (ii)     enter into any futures  contracts if the aggregate amount of that Portfolio's  commitments  under outstanding futures contracts positions would exceed the market value of its total assets.

         Risks of Options and Futures  Contracts.  Options and futures  contracts can be highly  volatile and their use can reduce a  Portfolio's  performance.  Successful  use of these  strategies  requires  the ability to predict future movements in securities prices,  interest rates,  currency exchange rates, and other economic factors.  If a
Sub-advisor seeks to protect a Portfolio  against  potential  adverse  movements in the relevant  financial markets using these instruments,  and such markets do not move in the predicted  direction,  the Portfolio could be left in a less favorable  position than if such strategies had not been used. A Portfolio's  potential  losses from the use of futures extends beyond its initial investment in such contracts.

         Among  the  other  risks  inherent  in the use of  options  and  futures  are (a)  the  risk of  imperfect correlation  between the price of options and futures and the prices of the  securities or currencies to which they relate,  (b) the fact  that  skills  needed to use these  strategies  are  different  from  those  needed to select portfolio  securities  and (c) the  possible  need to defer  closing out  certain  positions  to avoid  adverse tax consequences.  With  respect  to  options  on  stock  indices  and  stock  index  futures,  the  risk of  imperfect correlation  increases the more the holdings of the Portfolio  differ from the  composition of the relevant  index.
These  instruments may not have a liquid secondary  market.  Option positions  established in the  over-the-counter market may be  particularly  illiquid and may also involve the risk that the other party to the  transaction  fails to meet its obligations.

FOREIGN SECURITIES:

         Investments  in  securities  of foreign  issuers may  involve  risks that are not  present  with  domestic investments.  While investments in foreign  securities can reduce risk by providing further  diversification,  such investments  involve  "sovereign  risks" in addition to the credit and market risks to which  securities  generally are subject.  Sovereign  risks  includes  local  political  or economic  developments,  potential  nationalization, withholding  taxes on dividend or interest  payments,  and currency  blockage  (which would prevent cash from being brought  back to the  United  States).  Compared  to  United  States  issuers,  there is  generally  less  publicly available  information  about foreign  issuers and there may be less  governmental  regulation  and  supervision of foreign  stock  exchanges,  brokers and listed  companies.  Foreign  issuers are not  generally  subject to uniform accounting,  auditing and financial reporting standards,  practices and requirements comparable to those applicable to domestic  issuers.  In some  countries,  there may also be the  possibility  of  expropriation  or  confiscatory taxation,  difficulty  in  enforcing  contractual  and  other  obligations,  political  or  social  instability  or revolution, or diplomatic developments that could affect investments in those countries.

         Securities of some foreign  issuers are less liquid and their prices are more volatile than  securities of comparable  domestic  issuers.  Further,  it may be more  difficult for the Master Trust's agents to keep currently informed  about  corporate  actions and  decisions  that may affect the price of  portfolio  securities.  Brokerage commissions  on  foreign  securities  exchanges,  which may be  fixed,  may be higher  than in the  United  States.
Settlement  of  transactions  in some  foreign  markets may be less  frequent or less  reliable  than in the United
States, which could affect the liquidity of investments.

         American Depositary Receipts ("ADRs"),  European Depositary Receipts ("EDRs"),  Global Depositary Receipts
("GDRs"),  and International  Depositary  Receipts ("IDRs").  ADRs are U.S.  dollar-denominated  receipts generally issued by a domestic  bank  evidencing  its  ownership  of a  security  of a foreign  issuer.  ADRs  generally  are publicly  traded  in the  United  States.  ADRs are  subject  to many of the same  risks as direct  investments  in foreign  securities,  although  ownership of ADRs may reduce or eliminate  certain  risks  associated  with holding assets in foreign  countries,  such as the risk of expropriation.  EDRs, GDRs and IDRs are receipts similar to ADRs that typically trade in countries other than the United States.

         Depositary  receipts may be issued as sponsored  or  unsponsored  programs.  In  sponsored  programs,  the issuer makes  arrangements  to have its securities  traded as depositary  receipts.  In unsponsored  programs,  the issuer may not be directly  involved in the program.  Although  regulatory  requirements  with respect to sponsored and unsponsored  programs are generally similar,  the issuers of unsponsored  depositary receipts are not obligated to disclose  material  information in the United States and,  therefore,  the import of such information may not be reflected in the market value of such securities.

         Developing  Countries.  Although  none of the  Portfolios  invest  primarily in  securities  of issuers in developing  countries,  many of the  Portfolios  may invest in these  securities to some degree.  Many of the risks described  above with  respect to  investing  in foreign  issuers are  accentuated  when the issuers are located in developing  countries.  Developing  countries may be politically and/or economically  unstable,  and the securities markets in those  countries  may be less liquid or subject to inadequate  government  regulation  and  supervision.
Securities of issuers in  developing  countries  may be more  volatile  and, in the case of debt  securities,  more uncertain as to payment of interest and  principal.  Investments  in developing  countries  may include  securities created through the Brady Plan, under which certain  heavily-indebted  countries have restructured  their bank debt into bonds.

         Currency  Fluctuations.  Investments in foreign securities may be denominated in foreign  currencies.  The value of a Portfolio's  investments  denominated in foreign  currencies may be affected,  favorably or unfavorably, by exchange rates and exchange  control  regulations.  A Portfolio's  share price and the amounts it distributes to shareholders  in  dividends  may,  therefore,  also be  affected  by changes in currency  exchange  rates.  Foreign currency  exchange rates generally are determined by the forces of supply and demand in foreign  exchange  markets, including  perceptions of the relative merits of investment in different countries,  actual or perceived changes in interest  rates or other  complex  factors.  Currency  exchange  rates also can be  affected  unpredictably  by the intervention or the failure to intervene by U.S. or foreign  governments or central banks, or by currency  controls or political  developments  in the U.S. or abroad.  In addition,  a Portfolio  may incur costs in  connection  with conversions between various currencies.

         Foreign Currency  Transactions.  A Portfolio that invests in securities  denominated in foreign currencies will need to engage in foreign currency  exchange  transactions.  Such  transactions may occur on a "spot" basis at the exchange rate  prevailing  at the time of the  transaction.  Alternatively,  a Portfolio may enter into forward foreign currency  exchange  contracts.  A forward  contract  involves an obligation to purchase or sell a specified currency  at a  specified  future date at a price set at the time of the  contract.  A  Portfolio  may enter into a forward  contract when it wishes to "lock in" the U.S.  dollar price of a security it expects to or is obligated to purchase or sell in the future.  This  practice may be referred to as  "transaction  hedging." In addition,  when a
Portfolio's  Sub-advisor  believes  that the  currency of a  particular  country may suffer or enjoy a  significant movement  compared to another  currency,  the Portfolio may enter into a forward  contract to sell or buy the first foreign  currency  (or a currency  that acts as a proxy for such  currency).  This  practice  may be referred to as
"portfolio  hedging."  In any event,  the precise  matching of the  forward  contract  amounts and the value of the securities  involved  generally will not be possible.  No Portfolio will enter into a forward  contract if it would be obligated to sell an amount of foreign  currency in excess of the value of the  Portfolio's  securities or other assets  denominated  in that  currency,  or will  sell an  amount  of proxy  currency  in  excess  of the  value of securities  denominated  in the related  currency.  The effect of entering  into a forward  contract on a Portfolio share  price  will be  similar  to  selling  securities  denominated  in one  currency  and  purchasing  securities denominated in another.  Although a forward contract may reduce a Portfolio's  losses on securities  denominated in foreign  currency,  it may also reduce the potential for gain on the securities if the currency's  value moves in a direction  not  anticipated  by the  Sub-advisor.  In addition,  foreign  currency  hedging may entail  significant transaction costs.

COMMON AND PREFERRED STOCKS:

           Stocks  represent  shares  of  ownership  in a  company.  Generally,  preferred  stock  has a  specified dividend  and ranks after  bonds and before  common  stocks in its claim on the  company's  income for  purposes of receiving  dividend  payments and on the company's  assets in the event of liquidation.  (Some of the  Sub-advisors consider preferred stocks to be equity securities for purposes of the various  Portfolios'  investment policies and restrictions,  while others  consider  them fixed income  securities.)  After other  claims are  satisfied,  common stockholders  participate  in  company  profits  on a pro  rata  basis;  profits  may be paid out in  dividends  or reinvested  in the company to help it grow.  Increases  and  decreases  in  earnings  are  usually  reflected  in a company's stock price, so common stocks  generally have the greatest  appreciation  and  depreciation  potential of all corporate securities.

FIXED INCOME SECURITIES:

         Most of the Portfolios,  including the Portfolios that invest primarily in equity  securities,  may invest to some degree in bonds,  notes,  debentures and other  obligations of corporations and  governments.  Fixed-income securities  are  generally  subject to two kinds of risk:  credit risk and market risk.  Credit risk relates to the ability of the issuer to meet  interest and  principal  payments as they come due. The ratings  given a security by
Moody's Investors  Service,  Inc.  ("Moody's") and Standard & Poor's  Corporation  ("S&P"),  which are described in detail in the Appendix to Part B of the Feeder Fund  Registration  Statement,  provide a generally  useful guide as to such credit  risk.  The lower the rating,  the greater  the credit risk the rating  service  perceives  to exist with  respect to the  security.  Increasing  the amount of  Portfolio  assets  invested in  lower-rated  securities generally will increase the  Portfolio's  income,  but also will increase the credit risk to which the Portfolio is subject.  Market risk relates to the fact that the prices of fixed  income  securities  generally  will be affected by changes in the level of interest  rates in the  markets  generally.  An increase in interest  rates will tend to reduce the prices of such  securities,  while a decline in interest  rates will tend to increase  their prices.  In general,  the longer the maturity or duration of a fixed income  security,  the more its value will  fluctuate with changes in interest rates.

         Lower-Rated  Fixed Income  Securities.  Lower-rated  high-yield bonds (commonly known as "junk bonds") are those  that are rated  lower  than the four  highest  categories  by a  nationally  recognized  statistical  rating organization  (for  example,  lower  than Baa by  Moody's  or BBB by S&P),  or,  if not  rated,  are of  equivalent investment  quality as determined by the Sub-advisor.  Lower-rated  bonds are generally  considered to be high risk investments  as they are subject to greater  credit  risk than  higher-rated  bonds.  In  addition,  the market for lower-rated  bonds may be  thinner  and less  active  than the  market for  higher-rated  bonds,  and the prices of lower-rated  high-yield  bonds may fluctuate more than the prices of higher-rated  bonds,  particularly in times of market stress.  Because the risk of default is higher in lower-rated  bonds, a Sub-advisor's  research and analysis tend to be very important  ingredients in the selection of these bonds.  In addition,  the exercise by an issuer of redemption  or call  provisions  that are  common in  lower-rated  bonds may result in their  replacement  by lower yielding bonds.

         Bonds rated in the four highest  ratings  categories  are frequently  referred to as  "investment  grade."
However,  bonds rated in the fourth  category  (Baa or BBB) are  considered  medium grade and may have  speculative characteristics.

MORTGAGE-BACKED SECURITIES:

         Mortgage-backed  securities  are  securities  representing  interests  in  "pools"  of  mortgage  loans on residential  or  commercial  real  property and that  generally  provide for monthly  payments of both interest and principal,  in effect "passing  through"  monthly  payments made by the individual  borrowers on the mortgage loans
(net of fees paid to the  issuer  or  guarantor  of the  securities).  Mortgage-backed  securities  are  frequently issued by U.S. Government agencies or Government-sponsored  enterprises,  and payments of interest and principal on these  securities  (but not their  market  prices)  may be  guaranteed  by the full  faith  and  credit of the U.S.
Government  or by the agency only,  or may be supported by the issuer's  ability to borrow from the U.S.  Treasury.
Mortgage-backed  securities created by  non-governmental  issuers may be supported by various forms of insurance or guarantees.

         Like other fixed-income  securities,  the value of a mortgage-backed  security will generally decline when interest rates rise.  However,  when interest  rates are  declining,  their value may not increase as much as other fixed-income  securities,  because early repayments of principal on the underlying mortgages (arising, for example, from sale of the underlying  property,  refinancing,  or foreclosure) may serve to reduce the remaining life of the security.  If a security has been  purchased at a premium,  the value of the premium  would be lost in the event of
prepayment.   Prepayments  on  some  mortgage-backed  securities  may  necessitate  that  a  Portfolio  find  other investments,  which,  because of intervening market changes,  will often offer a lower rate of return. In addition, the  mortgage  securities  market  may be  particularly  affected  by  changes in  governmental  regulation  or tax policies.

         Collateralized  Mortgage  Obligations  (CMOs).  CMOs  are a type  of  mortgage-backed  security  that  are typically  issued in  multiple  series  with each  series  having a  different  maturity.  Principal  and  interest payments  from the  underlying  collateral  are first used to pay the  principal  on the series  with the  shortest maturity;  in turn, the remaining series are paid in order of their  maturities.  Therefore,  depending on the type of CMOs in which a Portfolio  invests,  the investment may be subject to greater or lesser risk than other types of mortgage-backed securities.

         Stripped Mortgage-Backed  Securities.  Stripped mortgage-backed  securities are mortgage-backed securities that have been divided into  interest and  principal  components.  "IOs"  (interest  only  securities)  receive the interest  payments on the  underlying  mortgages  while "POs"  (principal  only  securities)  receive the principal payments.  The cash  flows  and  yields on IO and PO  classes  are  extremely  sensitive  to the rate of  principal payments (including  prepayments) on the underlying mortgage loans. If the underlying  mortgages  experience higher than  anticipated  prepayments,  an  investor  in an IO class of a stripped  mortgage-backed  security  may fail to recoup  fully  its  initial  investment,  even if the IO  class  is  highly  rated or is  derived  from a  security guaranteed  by  the  U.S.  Government.  Conversely,  if the  underlying  mortgage  assets  experience  slower  than anticipated  prepayments,  the price on a PO class will be  affected  more  severely  than would be the case with a traditional  mortgage-backed  security. Unlike other fixed-income and other mortgage-backed  securities,  the value of IOs tends to move in the same direction as interest rates.

ASSET-BACKED SECURITIES:

         Asset-backed  securities conceptually are similar to mortgage-backed  securities,  but they are secured by and payable from payments on assets such as credit card,  automobile  or trade loans,  rather than  mortgages.  The credit quality of these  securities  depends  primarily upon the quality of the underlying  assets and the level of credit support or enhancement  provided.  In addition,  asset-backed  securities  involve prepayment risks that are similar in nature to those of mortgage-backed securities.

CONVERTIBLE SECURITIES AND WARRANTS:

         Certain  of the  Portfolios  may  invest in  convertible  securities.  Convertible  securities  are bonds, notes,  debentures and preferred  stocks that may be converted  into or exchanged for shares of common stock.  Many convertible  securities are rated below  investment grade because they fall below ordinary debt securities in order of preference or priority on the issuer's  balance  sheet.  Convertible  securities  generally  participate  in the appreciation  or  depreciation  of the underlying  stock into which they are  convertible,  but to a lesser degree.
Frequently,  convertible  securities  are  callable by the  issuer,  meaning  that the issuer may force  conversion before the holder would otherwise choose.

         Warrants  are  options  to buy a stated  number of shares of common  stock at a  specified  price any time during  the life of the  warrants.  The value of  warrants  may  fluctuate  more  than the value of the  securities underlying  the  warrants.  A warrant will expire  without value if the rights under such warrant are not exercised prior to its expiration date.

WHEN-ISSUED, DELAYED-DELIVERY AND FORWARD COMMITMENT TRANSACTIONS:

         The Portfolios may purchase  securities on a when-issued,  delayed-delivery  or forward  commitment basis.
These  transactions  generally involve the purchase of a security with payment and delivery due at some time in the future.  A  Portfolio  does not earn  interest on such  securities  until  settlement  and bears the risk of market value  fluctuations  in between the purchase and  settlement  dates.  If the seller fails to complete the sale, the
Portfolio may lose the  opportunity  to obtain a favorable  price and yield.  While the  Portfolios  will generally engage in such  when-issued,  delayed-delivery  or forward  commitment  transactions  with the  intent of  actually acquiring the  securities,  a Portfolio may sometimes sell such a security  prior to the settlement  date. The ASMT
Money  Market  Portfolio  will not enter  into  these  commitments  if they  would  exceed  15% of the value of the
Portfolio's total assets less its liabilities other than liabilities created by these commitments.

         Certain  Portfolios may also sell securities on a  delayed-delivery  or forward  commitment  basis. If the
Portfolio does so, it will not  participate  in future gains or losses on the security.  If the other party to such a transaction fails to pay for the securities, the Portfolio could suffer a loss.

ILLIQUID AND RESTRICTED SECURITIES:

         Subject to  guidelines  adopted by the Trustees of the Master Trust,  each  Portfolio may invest up to 15%
of its net assets in illiquid  securities  (except for the ASMT Money Market Portfolio,  which is limited to 10% of its net assets).  Illiquid  securities are those that,  because of the absence of a readily available market or due to legal or  contractual  restrictions  on  resale,  cannot be sold  within  seven days in the  ordinary  course of business at  approximately  the amount at which the Portfolio  has valued the  investment.  Therefore,  a Portfolio may find it difficult to sell illiquid  securities at the time considered most  advantageous by its Sub-advisor and may incur expenses that would not be incurred in the sale of securities that were freely marketable.

         Certain  securities that would otherwise be considered  illiquid  because of legal  restrictions on resale to the general public may be traded among qualified  institutional  buyers under Rule 144A of the Securities Act of
1933.  These Rule 144A securities,  and well as commercial  paper that is sold in private  placements under Section
4(2) of the Securities Act, may be deemed liquid by the  Portfolio's  Sub-advisor  under the guidelines  adopted by the Trustees of the Master  Trust.  However,  the liquidity of a Portfolio's  investments  in Rule 144A  securities could be impaired if trading does not develop or declines.

REPURCHASE AGREEMENTS:

         Each  Portfolio may enter into  repurchase  agreements.  Repurchase  agreements  are agreements by which a
Portfolio  purchases a security and obtains a  simultaneous  commitment  from the seller to repurchase the security at an agreed  upon price and date.  The resale  price is in excess of the  purchase  price and  reflects  an agreed upon market rate  unrelated  to the coupon rate on the  purchased  security.  Repurchase  agreements  must be fully collateralized and can be entered into only with  well-established  banks and broker-dealers  that have been deemed creditworthy  by the  Sub-advisor.  Repurchase  transactions  are intended to be short-term  transactions,  usually with the seller  repurchasing  the securities  within seven days.  Repurchase  agreements  that mature in more than seven days are subject to a Portfolio's limit on illiquid securities.

         A  Portfolio  that  enters into a  repurchase  agreement  may lose money in the event that the other party defaults  on its  obligation  and the  Portfolio  is delayed or  prevented  from  disposing  of the  collateral.  A
Portfolio  also might  incur a loss if the value of the  collateral  declines,  and it might incur costs in selling the  collateral or asserting its legal rights under the agreement.  If a defaulting  seller filed for bankruptcy or became insolvent, disposition of  collateral might be delayed pending court action.

REVERSE REPURCHASE AGREEMENTS:

         The ASMT Janus Capital  Growth  Portfolio,  the ASMT PIMCO Total Return Bond  Portfolio and the ASMT Money
Market Portfolio may enter into reverse  repurchase  agreements.  In a reverse  repurchase  agreement,  a Portfolio sells a  portfolio  instrument  and agrees to  repurchase  it at an agreed upon date and price,  which  reflects an effective  interest  rate.  It may also be viewed as a borrowing  of money by the  Portfolio  and,  like  borrowing money,  may  increase  fluctuations  in a  Portfolio's  share  price.  When  entering  into  a  reverse  repurchase agreement,  a Portfolio  must set aside on its books cash or other liquid  assets in an amount  sufficient  to meet its repurchase obligation.

BORROWING:

         Each Portfolio may borrow money from banks.  Each  Portfolio's  borrowings are limited so that immediately after  such  borrowing  the value of the  Portfolio's  assets  (including  borrowings)  less its  liabilities  (not including  borrowings) is at least three times the amount of the  borrowings.  Should a Portfolio,  for any reason, have  borrowings  that do not meet the above test,  such  Portfolio  must reduce such  borrowings so as to meet the necessary  test within three  business days.  The ASMT Money Market  Portfolio  will not purchase  securities  when outstanding  borrowings are greater than 5% of the  Portfolio's  total assets.  If a Portfolio  borrows money,  its share price may fluctuate more widely until the borrowing is repaid.

LENDING PORTFOLIO SECURITIES:

Each  Portfolio  may  lend  securities  with a value  of up to 33  1/3%  of its  total  assets  to  broker-dealers, institutional  investors,  or others for the  purpose  of  realizing  additional  income.  Voting  rights on loaned securities  typically  pass to the  borrower,  although a Portfolio  has the right to terminate a securities  loan, usually within three business  days, in order to vote on significant  matters or for other reasons.  All securities loans will be collateralized  by cash or securities issued or guaranteed by the U.S.  Government or its agencies at least  equal in value to the market  value of the  loaned  securities.  Nonetheless,  lending  securities  involves certain risks,  including the risk that the Portfolio  will be delayed or prevented from  recovering the collateral if the borrower fails to return a loaned security.

OTHER INVESTMENT COMPANIES:

         The Master Trust has made  arrangements  with certain money market  mutual funds so that the  Sub-advisors for the  various  Portfolios  can "sweep"  excess  cash  balances  of the  Portfolio  to those funds for  temporary investment  purposes.  In addition,  certain  Sub-advisors  may invest  Portfolio assets in money market funds that they advise or in other investment  companies.  Mutual funds pay their own operating expenses,  and the Portfolios, as shareholders in the funds, will indirectly pay their proportionate share of such Portfolios' expenses.

EXCHANGE-TRADED FUNDS (ETFs):

         ETFs are a type of  investment  company  bought and sold on a  securities  exchange.  An ETF  represents a fixed portfolio of securities  designed to track a particular  market index. The various  portfolios could purchase an ETF to  temporarily  gain  exposure  to a portion of the U.S. or a foreign  market  while  awaiting  purchase of underlying  securities.  The  risks of  owning  an ETF  generally  reflect  the  risks  of  owning  the  underlying securities  they are  designed  to  track,  although  lack of  liquidity  in an ETF could  result in it being  more volatile and ETFs have management fees which increase their costs.

SHORT SALES "AGAINST THE BOX":

         While none of the Portfolios will make short sales  generally,  the Portfolios  (other than the ASMT Money
Market  Portfolio)  may make  short  sales  "against  the box." A short sale  against  the box  involves  selling a security that the Portfolio owns, or has the right to obtain without  additional  cost, for delivery at a specified date in the future.  A Portfolio  may make a short sale against the box to hedge  against  anticipated  declines in the  market  price of a  portfolio  security.  If the value of the  security  sold  short  increases  instead,  the
Portfolio loses the opportunity to participate in the gain.

ITEM 6.  MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE OF THE MASTER TRUST

         (a)      MANAGEMENT

THE INVESTMENT MANAGER:

         American  Skandia  Investment  Services,  Incorporated  ("ASISI," as  previously  defined),  One Corporate
Drive,  Shelton,  Connecticut  06484,  acts as investment  manager to each of the  Portfolios  pursuant to separate investment management  agreements with the Master Trust,  respectively (the "Management  Agreements").  In addition to serving as investment  manager to the Master  Trust,  ASISI has served since 1992 as the  investment  manager to
American Skandia Trust, an investment  company whose shares are made available to life insurance  companies writing variable annuity contracts and variable life insurance  policies,  and has served since 1997 as investment  manager to the Feeder.

         The  Management  Agreements  provide that ASISI will furnish each  Portfolio  with  investment  advice and investment  management and administrative  services subject to the supervision of the Trustees of the Master Trust, and in conformity with the stated  investment  objectives,  policies and  limitations of the applicable  Portfolio.
The Investment  Manager is responsible  for monitoring the activities of the  Sub-advisors it engages to manage the
Portfolios  and  reporting on such  activities  to the Trustees of the Master Trust.  The  Investment  Manager must also provide,  or obtain and supervise,  the executive,  administrative,  accounting,  custody,  transfer agent and shareholder servicing services that are deemed advisable by the Trustees of the Master Trust.

THE SUB-ADVISORS AND PORTFOLIO MANAGERS:

         ASISI  currently  engages the  following  Sub-advisors  to manage the  investments  of each  Portfolio  in accordance  with the Portfolio's  investment  objective,  policies and  limitations  and any investment  guidelines established by the Investment  Manager.  Each  Sub-advisor is  responsible,  subject to the supervision and control of the  Investment  Manager,  for the purchase,  retention and sale of  securities  in the  Portfolio's  investment portfolio.

         Unless otherwise noted,  each portfolio  manager listed below has managed his or her respective  Portfolio since its inception.

         American  Century  Investment  Management,  Inc.  ("American  Century") serves as Sub-advisor for the ASMT
American Century  International Growth Portfolio.  American Century,  located at American Century Towers, 4500 Main
Street,  Kansas City, Missouri 64111, has been providing  investment advisory services to investment  companies and institutional  clients since 1958. As of December 31, 2001,  American  Century and its  affiliates  managed  assets totaling approximately $88.9 billion.

American Century utilizes a team of portfolio  managers,  assistant portfolio managers and analysts acting together to manage the assets of the ASMT American Century International Growth Portfolio.

         The  portfolio  manager  members of the portfolio  team  responsible  for  management of the ASMT American
Century  International  Growth  Portfolio are Henrik  Strabo and Mark S.  Kopinski.  Henrik Strabo joined  American
Century in 1993 as an investment  analyst,  has been a portfolio  manager  member of the  international  team since
1994 and has managed the Portfolio  since American  Century became the  Portfolio's  Sub-advisor in May 2000.  Mark
S. Kopinski,  Vice President and Portfolio  Manager for American  Century,  rejoined American Century in April 1997 and has co-managed the Portfolio  since American  Century  became the  Portfolio's  Sub-advisor.  From June 1995 to
March 1997, Mr. Kopinski served as Vice President and Portfolio Manager for Federated Investors, Inc.

         Janus Capital  Corporation  ("Janus")  serves as Sub-advisor for the ASMT Janus Capital Growth  Portfolio.
Janus, located at 100 Fillmore Street, Denver,  Colorado 80206-4923,  serves as the investment advisor to the Janus
Funds,  as well as advisor or sub-advisor to several other mutual funds and individual,  corporate,  charitable and retirement accounts.  As of December 31, 2001, Janus managed assets worth approximately $182.5 billion.

             The portfolio  manager  responsible for management of the ASMT Janus Capital Growth Portfolio is Scott
W.  Schoelzel.  Mr.  Schoelzel,  a Senior  Portfolio  Manager at Janus who has managed the Portfolio  since August,
1997, joined Janus in January, 1994 as Vice President of Investments.

             INVESCO  Funds Group,  Inc.  ("INVESCO")  serves as  Sub-advisor  for the ASMT INVESCO  Equity  Income
Portfolio.  INVESCO,  located  at 7800 East Union  Avenue,  P.O.  Box  173706,  Denver,  Colorado  80217-3706,  was
established in 1932. AMVESCAP PLC, the parent of INVESCO, is one of the largest independent  investment  management businesses in the world and managed over $397.9 billion of assets as of December 31, 2001.

         The  portfolio  managers  responsible  for the  day-to-day  management  of the ASMT INVESCO  Equity Income
Portfolio are Charles P. Mayer,  Portfolio Co-Manager,  and Robert (Bob) Hickey,  Portfolio  Co-Manager.  Mr. Mayer
has served as Co-Manager of the Portfolio  since April 1993. Mr. Mayer began his  investment  career in 1969 and is now a  director  and a senior  vice  president  of  INVESCO.  Mr.  Hickey,  who  recently  joined  INVESCO  as vice president,  had been the director of corporate  bonds for Van Kampen  Investments  and had been affiliated with Van
Kampen since 1988.

         Pacific  Investment  Management  Company  LLC  ("PIMCO")  serves as  Sub-advisor  for the ASMT PIMCO Total
Return Bond Portfolio.  PIMCO,  located at 840 Newport Center Drive,  Suite 300, Newport Beach,  California  92660,
is an investment  counseling firm founded in 1971. As of December 31, 2001,  PIMCO had  approximately  $241 billion of assets under management.

         The  portfolio  manager  responsible  for the  day-to-day  management  of the ASMT PIMCO Total Return Bond
Portfolio  is William H. Gross.  Mr.  Gross is Managing  Director  of PIMCO and has been  associated  with the firm since 1971.

      Wells Capital Management,  Inc. ("Wells"),  525 Market Street, San Francisco,  CA 94105 serves as Sub-advisor for the ASMT Money Market  Portfolio.  Wells is a  wholly-owned  subsidiary of Wells Fargo & Co., which was founded in 1852 and, as of December 31, 2001, had approximately $106 billion in assets under management.

         The  co-portfolio  managers  responsible for management of the Portfolio are David D. Sylvester and Laurie
R. White.  Mr.  Sylvester,  Executive Vice President of Wells Capital and Head of Liquidity  Investments,  has over
25 years of investment  experience  and has been with the firm since 1979.  Ms. White,  Executive Vice President of
Wells Capital,  has over 15 years of investment  experience  and has been with the firm since 1991.  Mr.  Sylvester and Ms. White have managed the Portfolio since Wells became the Portfolio's Sub-advisor in September 2001.

INVESTMENT MANAGEMENT FEES:

         Investment  Management  Fees.  ASISI receives a monthly fee from each Portfolio for the performance of its services.  ASISI pays each  Sub-advisor a portion of such fee for the performance of the  sub-advisory  services at no additional  cost to any  Portfolio.  The investment  management fee for each Portfolio will differ,  reflecting, among other  things,  the  investment  objective,  policies and  limitations  of each  Portfolio.  Each  investment management fee is accrued daily for the purposes of determining  the sale and redemption  price of the  Portfolio's shares.  The fees paid to ASISI for the  fiscal  year  ended  October  31,  2000,  stated  as a  percentage  of the
Portfolio's average daily net assets, are as follows:

Fund/Portfolio:                                                                         Annual Rate:

ASMT American Century International Growth Portfolio:                                        1.00%

ASMT Janus Capital Growth Portfolio:                                                         1.00%

ASMT INVESCO Equity Income Portfolio:                                                        0.75%

ASMT PIMCO Total Return Bond Portfolio:                                                      0.65%

ASMT Money Market Portfolio:                                                                 0.50%

         For more information about investment  management fees,  including voluntary fee waivers and the fee rates applicable at various asset levels,  and the fees payable by ASISI to each of the  Sub-advisors,  please see Part B of the Feeders Registration Statement under "Investment Advisory & Administration Services" and "Fund Expenses".

               LEGAL PROCEEDINGS.  Not applicable.

               (b)  Capital Stock.
        The Master Trust is  organized  as a trust under the laws of the State of  Delaware.  Investors in a series of the Master  Trust will each be liable for all  obligations  of such  series.  However,  the risk of an  investor incurring  financial  loss on  account of such  liability  is limited  to  circumstances  in which both  inadequate insurance existed and the Master Trust itself was unable to meet its obligations.

               All  consideration  received by the Master  Trust for  interests of one of the series and all assets in which such  consideration  is invested  will belong to that series  (subject  only to the rights of creditors of the Master Trust) and will be subject to the  liabilities  related  thereto.  The income  attributable  to, and the expenses of, one series are treated  separately  from those of any other  series.  The Master Trust has the ability to create, from time to time, new series without interestholder approval.

               Mutual fund shares are not deposits or  obligations  of, or guaranteed or endorsed by, any bank, and are not federally  insured by the Federal Deposit  Insurance  Corporation,  the Federal Reserve Board, or any other agency.  The net asset value of funds of this type will fluctuate.

               Investments  in the Master  Trust may not be  transferred,  but an investor  may withdraw all or any portion of its investment at any time at net asset value.

               Under the Master  Trust's  anticipated  method of operation as a partnership  for federal income tax purposes,  the Master  Trust will not be subject to any income tax.  However,  each  investor  in the Master  Trust will be taxable on its share (as  determined in accordance  with the governing  instruments of the Master Trust) of the Master Trust's  ordinary  income and capital gain in determining  its income tax liability.  The  determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

ITEM 7.  SHAREHOLDER INFORMATION.

               (a) Pricing of  Portfolio  Interests.  Interests  in each  Portfolio of the Master Trust are sold on a continuous  basis at the net asset value per interest  ("NAV") of that Portfolio next  determined  after an order in proper form is received by the PFPC  International  (Cayman)  Ltd. Net asset value per interest is determined as of the close of the New York Stock Exchange  (currently  4:00 p.m.,  New York time),  on each day on which the NYSE is open for  business.  Net asset  value per  interest of a  Portfolio  is  computed  by dividing  the value of the
Portfolio's  net assets  (i.e.,  the value of its assets less  liabilities)  by the total  number of its  interests outstanding.  In general,  the assets of each Portfolio  (except the ASMT Money Market Portfolio) are valued on the basis of market quotations.  However, in certain  circumstances,  where market quotations are not readily available or where market  quotations for a particular  security or asset are believed to be incorrect,  securities and other assets are valued by methods  that are  believed to  accurately  reflect  their fair value.  The assets of the ASMT
Money Market  Portfolio are valued by the amortized  cost method,  which is intended to  approximate  market value.
Because NAV is  calculated  and  purchases  may be made only on  business  days and  because  securities  traded on foreign  exchanges  may trade on other days,  the value of a Portfolio may change on days when an investor will not be able to purchase or redeem interests.

               (b)  Purchase.  Beneficial  interests  in the Master  Trust are issued  solely in private  placement transactions  which do not  involve  any  "public  offering"  within the  meaning of Section  4(2) of the 1933 Act.
Investments  in the Master Trust may be made only by  investment  companies  or certain  other  entities  which are
"accredited  investors"  within the meaning of Regulation D under the 1933 Act. This  registration  statement  does not constitute an offer to sell, or the  solicitation of an offer to buy, any "security"  within the meaning of the
1933 Act.

               (c)  Redemption  of Master  Trust  Interests.  An investor in the Master  Trust may  withdraw all or any portion of its  investment  on any  business  day at the net asset  value next  determined  after a  withdrawal request in proper form is furnished by the  investor to the  Transfer  Agent.  When a request is received in proper form, the Master Trust will redeem the interests at the next determined net asset value.

               The Master  Trust will make payment for all  interests  redeemed  within five days after  receipt by the Transfer  Agent of a  redemption  request in proper  form,  except as provided by the rules of the  Commission.
Investments in the Master Trust may not be transferred.

               The right of any  investor to receive  payment with  respect to any  withdrawal  may be suspended or the payment of the withdrawal  proceeds  postponed during any period in which the New York Stock Exchange is closed
(other  than  weekends  or  holidays)  or trading  on such  Exchange  is  restricted,  or, to the extent  otherwise permitted by the 1940 Act, if an emergency exists.

               (d)  Dividends  and  Distributions.  The  Master  Trust  anticipates  that  it  will  operate  as  a partnership  for  federal  income tax  purposes.  Each  investor  in the Master  Trust will  receive  its share (as determined  in accordance  with the  governing  instruments  of the Master  Trust) of the Master  Trust's  ordinary income and capital gains.  The  determination  of each share will be made in accordance  with the Internal  Revenue
Code of 1986 and regulations promulgated thereunder.

               (e) Tax  Consequences.  The Master  Trust  anticipates  that it will  operate as a  partnership  for federal  income tax  purposes  and that the Master  Trust will not be  subject  to any income  tax.  However,  each investor  in the Master  Trust  will be  taxable  on its share (as  determined  in  accordance  with the  governing instruments  of the Master Trust) of the Master Trust's  ordinary  income and capital gain (which may be taxable at different  rates  depending  upon the length of time the Master Trust holds its assets) in  determining  its income tax liability.  The  determination  of each share will be made in accordance with the Internal Revenue Code of 1986 and regulations promulgated thereunder.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

               (a)    Sales Loads.  Not Applicable.

               (b)    12b-1  Fees.  The  Master  Trust has  adopted a  Distribution  Plan  under  Rule  12b-1  (the
"Distribution  Plan"). The Distribution Plan permit the Distributor to receive brokerage  commissions in connection with purchases and sales of securities  held by the  Portfolios,  and to use these  commissions to promote the sale of shares of the Feeder Funds.  Under the Distribution  Plan,  transactions for the purchase and sale of securities for a Portfolio may be directed to certain brokers for execution  ("clearing  brokers") who have agreed to pay part of the brokerage  commissions  received on these transactions to the Distributor for "introducing"  transactions to the clearing  broker.  In turn,  the  Distributor  will use the brokerage  commissions  received as an  introducing broker to pay  various  distribution-related  expenses,  such as  advertising,  printing  of sales  materials,  and payments to selling dealers.  No Portfolio will pay any new fees or charges  resulting from the Distribution  Plan, nor  is it  expected  that  the  brokerage  commissions  paid  by a  Portfolio  will  increase  as  the  result  of implementation of the Distribution Plan.

               (c)    Master  Feeder  Funds.  The Master  Trust is part of a  master/feeder  structure.  Members of the general public may not purchase a direct  interest in a Portfolio.  However,  each Portfolio may sell interests to other affiliated and non-affiliated  investment  companies and/or  institutional  investors.  Each of the mutual funds  investing in the Master Trust  acquires an indirect  interest in the securities  owned by its  corresponding
Portfolio.

               Such  investors  will invest in a Portfolio on the same terms and  conditions  as the  corresponding
Feeder Fund and will pay a  proportionate  share of the  Portfolio's  expenses.  Other  investors  in a  Portfolio, however,  are not required to sell their shares to the public at the same price as the  corresponding  Feeder Fund, and may have different sales  commissions and operating  expenses.  These  differences may result  indifferences in returns among the investment companies that invest exclusively in the Portfolios.

               The  Trustees  of  the  Master  Trust  believe  that  the  "master/feeder"   fund  structure  offers
opportunities  for  substantial  growth in the assets of the  Portfolios  that may enable the  Portfolios to reduce their operating  expenses,  thereby  producing  higher returns and benefiting the shareholders of the Feeder Funds.
A Feeder Fund's investment in its corresponding  Portfolio may,  however,  be adversely  affected by the actions of other  investors in the  Portfolio.  For example,  if a large investor  withdraws  from a Portfolio,  the remaining investors may bear higher pro rata operating  expenses.  However,  this possibility  also exists for  traditionally structured funds with large investors.

               Each of the Feeder Funds currently  investing in the Master Trust may withdraw  (completely  redeem)
all of its assets from its  corresponding  Portfolio  at any time if their  Directors  determine  that it is in the best interest of the Fund to do so. A Feeder Fund might  withdraw,  for example,  if other  investors in the Fund's corresponding  Portfolio  voted to, by a vote of all investors in the Portfolio  (including  the Fund),  change the investment  objective,  policies or limitations of the Portfolio in a manner not acceptable to the Directors of the
Feeder  Fund.  The  withdrawal  of all a Feeder  Fund's  assets  from a  corresponding  Portfolio  may  affect  the investment performance of the Feeder Fund and of the corresponding Portfolio.

               Each  Portfolio  normally  will not hold  meetings of investors  except as required by the 1940 Act.
Each  investor in a Portfolio  (including a Feeder Fund) will be entitled to vote in  proportion to its interest in the  Portfolio.  When a Feeder Fund is requested to vote on matters  pertaining to a Portfolio,  the Fund will hold a  meeting  of its  shareholders  and  will  vote  its  interest  in the  Portfolio  for or  against  such  matters proportionately to the instructions to vote for or against such matters received from Fund shareholders.

               For more  information  about the  "master/feeder"  fund  structure,  please see Part B of the Feeder
Fund Registration Statement under "Additional Information on the `Master Feeder' Fund Structure".

                                                       B-10
                                                      PART B

                                                   March 1, 2002

                                           AMERICAN SKANDIA MASTER TRUST

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

               This Part B,  which is not a  prospectus,  supplements  and should be read in  conjunction  with the current Part A of American  Skandia  Master Trust (the "Master  Trust"),  dated March 1, 2001, as it may be revised from time to time.  To obtain a copy of Part A of the Master  Trust,  please  write to the  Master  Trust at Ugland
House, P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands, BWI, or call (345) 949-6415.

               As permitted  by General  Instruction  D to Form N-1A,  responses  to certain  Items  required to be included  in Part B of this  Registration  Statement  are  incorporated  herein by  reference  from  Post-Effective
Amendment No. 20 of the  Registration  Statement of American  Skandia Advisor Funds,  Inc. (the "Feeder") (1940 Act
File No.  811-8085) as filed with the Securities and Exchange  Commission (the  "Commission")  on March 1, 2002 and
as  amended  from  time to time (the  "Feeder's  Registrations  Statement").  Part A of the  Feeder's  Registration
Statement (the "Feeder's  Part A") includes the joint  prospectus of the series of the Feeder (the "Feeder  Funds")
which  invests in the  Portfolios  (as defined  below) and those series of the Feeder  which do not.  Part B of the
Feeder's Registration  Statement (the "Feeder's Part B") includes the joint statement of additional  information of the Feeder  Funds which invest in the  Portfolios  and those series of the Feeder which do not invest in the Master
Trust.

ITEM 11.  HISTORY OF THE MASTER TRUST.

               Information  on the history of the Master Trust is  incorporated  herein by reference from Item 4 in
Part A.

ITEM 12.  DESCRIPTION OF THE MASTER TRUST AND ITS INVESTMENTS AND RISKS.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 4 IN PART A.

               Information on the fundamental  investment  limitations and the non-fundamental  investment policies and  limitations  of the  Portfolios,  the  types  of  securities  bought  and  investment  techniques  used by the
Portfolios,  and certain risks  attendant  thereto,  as well as other  information  on the  Portfolios'  investment programs,  is  incorporated  herein by reference  from the sections  entitled  "Investment  Programs of the Funds,"
"Fundamental  Investment  Restrictions,"  "Certain Risk Factors and Investment Methods" and "Portfolio Turnover" in
the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE MASTER TRUST.

               The  Trustees  of the Master  Trust  have  oversight  responsibilities  for the  operations  of each
Portfolio.  Currently,  each of the  Trustees  of the  Master  Trust  also  serves as a  Director  of  Feeder.  The
Trustees of the Master  Trust,  including a majority of the Trustees who are not  "interested  persons" (as defined in the 1940 Act) have adopted  written  procedures to identify and  reasonably  address any potential  conflicts of interest  which might arise as a result of an "overlap" of Trustees and  Directors,  including,  if necessary,  the creation of a separate board of trustees of the Master Trust.

         The following table sets forth information concerning the officers and Trustees of the Master Trust, including their addresses and principal business occupations for the last five years:

Independent Trustees:

------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
                                                                                                               Number of
                                                                                                          Portfolios in Fund
                                          Length of Time                                                   Complex Overseen
                                             Served(1)                                                            by
Name, Age and Address          Position                    Principal Occupation During Past 5 Years       Director/Trustee *
------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
------------------------------ ---------- ---------------- ---------------------------------------------- --------------------

David E. A. Carson              Trustee    Trustee since   Director (January 2000 to present)                     69
(67)                                        April, 1992    Chairman (January 1999 to December 1999)
People's Bank                                              Chairman and Chief Executive Officer
1 Financial Plaza, Second                                  (January 1998 to December 1998)
Floor                                                      President, Chairman and Chief Executive
Hartford, Connecticut 06103                                Officer (1983 to December 1997)
                                                           People's Bank

------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. Carson has served as a Director of United Illuminating, a utility company, since May 1993.
He has also served as a Trustee of Mass Mutual Institutional Funds, a mutual fund company, since 1996.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
Julian A. Lerner                Trustee    Trustee since   Retired since 1995                                     69
(77)                                      November, 1996   Senior Vice President and Portfolio Manager
12850 Spurling Road Suite 208                              (1986 to 1995)
Dallas, Texas 75230                                        AIM Charter Fund and AIM Summit Fund

------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. Lerner served a Director of the Idex Funds, a mutual fund company, from March 1996 until
December 1999.  He served as a Director of Atlas Assets Inc., a mutual fund company, from November 1997 until March 1999.
He also served as a Trustee of Atlas Insurance Company Trust, a mutual fund company, from November 1997 until March 1999.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
Thomas M. O'Brien               Trustee    Trustee since   President and Chief Executive Officer                  69
(51)                                        April, 1992    May 2000 to present
Atlantic Bank of New York                                  Atlantic Bank of New York
960 Avenue of the Americas
New York, NY 10001                                         Vice Chairman
                                                           January 1997 to April 2000
                                                           North Fork Bank

                                                           President and Chief Executive Officer:
                                                           December 1984 to December 1996
                                                           North Side Savings Bank

------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. O'Brien served as a Director of North Fork Bank, a bank, from December 1996 until May 2000.
He has also served as a Director of Atlantic Bank of New York, a bank, since May 2000.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
John A. Pileski                 Trustee    Trustee since   Retired since June 2000                                69
(62)                                      February, 2001
43 Quaquanantuck Lane                                      Tax Partner
Quogue, NY 11959                                           (January 1995 to June 2000)
                                                           KPMG, LLP

------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  Mr. Pileski has served as a Director of New York Community Bank since April, 2001.  He has also served as a Director of Queens Museum of Art since January 1997 and as a Director of Surf Club of Quogue, Inc. since May
1980.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
F. Don Schwartz                 Trustee    Trustee since   Management Consultant                                  69
(66)                                        April, 1992    (April 1985 to present)
6 Sugan Close Drive
New Hope, PA 18938

------------------------------ ---------- ---------------- ---------------------------------------------- --------------------
------------------------------------------------------------------------------------------------------------------------------
Other Directorships Held:  None
------------------------------------------------------------------------------------------------------------------------------

Interested Trustees and Master Trust Officers:

------------------------------ ----------- --------------- -------------------------- ----------------------------------------

                                                           Number of Portfolios in
                                             Length of     Fund Complex Overseen by
                                           Time Served(1)  Trustee/Director*
Name, Age and Address           Position                                                     Other Directorships Held
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
------------------------------ ----------- --------------- -------------------------- ----------------------------------------

John Birch                     Vice        Vice                       N/A                              None
(51)                           President   President
                                           since April
                                           1998

------------------------------ ----------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Birch has served as Senior Vice President and Chief Operating Officer of
American Skandia Investment Services, Incorporated ("ASISI") since December 1997.  He served as Executive Vice President and
Chief Operating Officer of International Fund Administration from August 1996 until October 1997.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
Richard G. Davy, Jr.           Treasurer   Treasurer
(52)                                       since March                N/A                              None
                                           1995
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:   Mr. Davy has served as Vice President of ASISI since June 1997.  Prior to that, he served as Controller of ASISI from September 1994 until June 1997.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
Wade A. Dokken                 President   President                                       Director of American Skandia,
(41)                                       since June,                N/A                      Incorporated ("ASI")
                                           2001
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Dokken has served as President and Chief Executive Officer of ASI since May
2000.  He served as Executive Vice President and Chief Operating Officer of ASI from December 1999 until May 2000.  Prior to that, he served as Deputy Chief Executive Officer of ASI from December 1997 to December 1999.  Prior to that, he served as
Executive Vice President and Chief Marketing Officer of ASI from March 1995 until December 1997.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
Edward P. Macdonald            Secretary   Secretary
(34)                                       since                      N/A                              None
                                           November 2000
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Macdonald has served as Senior Counsel, Securities of ASI since September
2000.  From December 1999 until August 2000 he served as Counsel of ASI.  From April 1999 until December 1999 he served as
Senior Associate Counsel of ASI.  Prior to that, he was Branch Chief, Senior Counsel and Attorney at the U.S. Securities and
Exchange Commission from October 1994 to April 1999.
------------------------------------------------------------------------------------------------------------------------------
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
Thomas M. Mazzaferro**         Trustee     Trustee since              69                 Director of American Skandia Life
(48)                                       April 2000                                    Assurance Corporation ("ASLAC"),
------------------------------ ----------- --------------- -------------------------- ----------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Principal Occupation During Past 5 Years:  Mr. Mazzaferro has served as Executive Vice President and
Chief Financial Officer of ASLAC since April 1988.
------------------------------------------------------------------------------------------------------------------------------
* The Trustees are  responsible  for  overseeing all 5 Portfolio  included in the Master Trust,  as well as the the
31 Funds in the American  Skandia  Advisor Funds,  Inc. and the 40 Portfolios  included in American  Skandia Trust, all of which are investment companies managed by the Investment Manager.
** Indicates a Trustee of the Master Trust who is an  "interested  person" within the meaning set forth in the 1940
Act. Mr.  Mazzaferro is deemed  "interested"  by virtue of his serving as an officer and Director of the Investment
Manager.

(1) All of the officers and  Trustees of the Master  Trust  listed above serve in similar  capacities  for American
Skandia Advisor Funds,  Inc.,  and/or American Skandia Trust,  which are also investment  companies  managed by the
Investment Manager.

(2) Unless otherwise  indicated,  each officer and Trustee listed above has held his/her  principal  occupation for at least the last five years.  In addition to the principal  occupations  noted above,  the following  officers and
Interested  Trustees  of the Master  Trust hold  various  positions  with  American  Skandia  Investment  Services,
Incorporated  ("ASISI"),  the Master Trust's  Investment  Manager,  and its affiliates,  including American Skandia
Advisory Services,  Inc. ("ASASI"),  American Skandia Life Assurance Corporation  ("ASLAC"),  American Skandia Fund
Services,  Inc. ("ASFS") American Skandia Marketing,  Incorporated  ("ASM"),  American Skandia Information Services
and Technology  Corporation  ("ASIST") or American Skandia,  Incorporated  ("ASI"): Mr. Birch also serves as Senior
Vice  President  and Chief  Operating  Officer of ASISI and as a Senior  Vice  President  of ASI.  Mr.  Dokken also serves as Chief Executive Officer of ASISI,  President and Chief Executive Officer of ASASI,  ASLAC,  ASFS, ASI and
ASIST and as a Director of ASI. Mr.  Mazzaferro  also serves as Executive Vice President,  Chief Financial  Officer
and a Director of ASI, ASLAC, ASM, ASIST and ASFS, as President, Chief Financial Officer and a Director of ASLAC.

         The  overall  management  of the  business  and  affairs of the Master  Trust is vested  with the Board of
Trustees.  The Board of Trustees  approves  all  significant  agreements  between  the Master  Trust and persons or companies  furnishing  services to the Master Trust,  including the Master Trust's  agreements  with the Investment
Manager,  Administrator,  Custodian and Transfer and  Shareholder  Servicing  Agent and the agreements  between the
Investment  Manager and each  Sub-advisor.  The  day-to-day  operations  of the Master  Trust are  delegated to the
Master Trust's  officers  subject  always to the investment  objectives and policies of the Master Trust and to the general  supervision  of the Board of Trustees.  Each Trustee will serve until that  person's  successor is elected and qualified.

         Nominating and Governance  Committee.  The Nominating and Governance  Committee shall make nominations for
Independent  Trustee  membership on the Board of Trustees.  The members of the Nominating and Governance  Committee include David E. A. Carson,  Julian A. Lerner (Chairman),  Thomas M. O'Brien,  John A. Pileski and F. Don Schwartz.
In 2001,  the  Committee  met on February 13, 2001 and April 9, 2001.  The  Committee  currently  does not consider nominees recommended by security holders.

         Audit  Committee.  The Audit  Committee  shall  recommend to the full Board the engagement or discharge of the Trust's  independent  accountants;  directing  investigations  into matters within the scope of the independent accountants'  duties,  reviewing  with the  independent  accountants  the  audit  plan and  results  of the  audit, approving  professional  services  provided  by the  independent  accountants  prior  to the  performance  of  such services,  reviewing  the  independence  of the  independent  accountants  and  considering  the range of audit and non-audit  fees.  The members of the Audit  Committee  include  Thomas M. O'Brien  (Chairman),  David E. A. Carson,
Julian A. Lerner,  John A. Pileski and F. Don Schwartz.  In 2001,  the Audit  Committee met on April 9, 2001,  June
26, 2001 and October 4, 2001.

The dollar range of equity securities beneficially owned by the Trustees of the Master Trust as of the year ended
December 31, 2001 are listed below:

Independent Trustees:

----------------------- -------------------------------------------------------------------------- ---------------------------
                                                                                                   Aggregate Dollar Range of
                                                                                                    Equity Securities in All
                                                                                                     Funds Overseen by the
                                                                                                   Directors in the American
                                                                                                        Skandia Complex
                                                 Dollar Range of Equity
Name of Director                                 Securities in each Fund
----------------------- -------------------------------------------------------------------------- ---------------------------
  David E. A. Carson    ASMT American Century International Portfolio: ($1 - $10,000);                 $10,001 - $50,000

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
   Julian A. Lerner     ASMT American Century International Growth Portfolio: ($1 - $10,000);            Over $100,000
                        ASMT Janus Capital Growth Portfolio: ($1 - $10,000); ASMT INVESCO Equity
                        Income Portfolio: ($1 - $10,000); ASMT PIMCO Total Return Bond
                        Portfolio: ($1 - $10,000); ASMT Money Market Portfolio: ($1 - $10,000)

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
  Thomas M. O'Brien     ASMT PIMCO Total Return Bond Portfolio (over $100,000); ASMT Money               Over $100,000
                        Market Portfolio: (over $100,000)

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
   John A. Pileski      ASMT PIMCO Total Return Bond Portfolio ($10,001 - $50,000)                     $10,001 - $50,000

----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
   F. Don Schwartz      ASMT Janus Capital Growth Portfolio ($1 - $10,000)                               Over $100,000

----------------------- -------------------------------------------------------------------------- ---------------------------

Interested Director:

----------------------- -------------------------------------------------------------------------- ---------------------------
                                                                                                   Aggregate Dollar Range of
                                                                                                    Equity Securities in All
                                                                                                     Funds Overseen by the
                                                                                                   Directors in the American
                                                                                                        Skandia Complex
                                                 Dollar Range of Equity
Name of Director                                 Securities in each Fund
----------------------- -------------------------------------------------------------------------- ---------------------------
----------------------- -------------------------------------------------------------------------- ---------------------------
 Thomas M. Mazzaferro   ASMT American Century International Growth Portfolio: ($1 - $10,000);             $1 - $10,000
                        ASMT Janus Capital Growth Portfolio ($1 - $10,000); and ASMT PIMCO Total
                        Return Bond Portfolio: ($1 - $10,000)

----------------------- -------------------------------------------------------------------------- ---------------------------

         During the past fiscal year, the Trustees considered and approved each Portfolio's  investment  management and  sub-advisory  agreement  with  ASISI and its  Sub-advisors,  individually.  In  connection  with each of these reviews,  the  Trustees,  with the advice and  assistance  of  independent  counsel and counsel to the  Portfolios, received  and  considered  information  and  reports  relating to the  nature,  quality  and scope of the  services provided to the Portfolios by ASISI and its affiliates,  as well as each Sub-advisor.  The Trustees,  in each case, considered the level of and the  reasonableness  of the fees charged for these services,  together with comparative fee and expense  information  showing,  among other things,  the fees paid for advisory,  administrative,  transfer agency,  and  shareholder  services and the total expense ratio of each  Portfolio of the Master Trust  relative to its peer group of mutual funds.

In addition, the Trustees considered, among other factors:

o        the effect of the  investment  advisory  fee and  portfolio  administration  fee  structure on the expense ratio of each Portfolio of the Master Trust;

o        the effect of the  investment  advisory fee and  portfolio  administration  fee structure on the nature or level of services to be provided to each Portfolio of the Master Trust;

o        the investment performance of each Portfolio of the Master Trust;

o        information  on the  investment  performance,  advisory  fees,  administration  fees and expense ratios of other investment companies managed by ASISI;

o        information  on the  investment  performance,  advisory  fees,  administration  fees and expense ratios of other investment  companies not advised by ASISI or the  Sub-advisors but believed to be generally  comparable in its investment objectives and size to Portfolio of the Master Trust; and

o        the continuing need of ASISI and each Sub-advisor to retain and attract  qualified  investment and service professionals to serve the Master Trust and each Portfolio in an increasingly competitive industry.

         The Trustees also considered  various  improvements  and upgrades in shareholder  services made during the year,  financial  information about ASISI's costs, an analysis of historical  profitability of each Portfolio,  and the  importance  of  supporting  quality,  long-term  service by ASISI and the  Sub-advisors  to help achieve solid investment performance.

         Based on all the  factors  described  above and such other  considerations  and  information  as it deemed relevant  to  its  decision,  the  Trustees  determined  that  the  approval  of  each  investment  management  and sub-advisory  agreement  was in the  best  interests  of each  Portfolio  and its  shareholders  and on that  basis approved these agreements.

         The  Trustees  and  officers  of the Master  Trust who are  affiliates  of the  Investment  Manager do not receive  compensation  directly from the Master Trust for serving in such capacities.  However,  those officers and
Trustees of the Master Trust who are affiliated with the Investment  Manager may receive  remuneration  indirectly, as the  Investment  Manager will  receive  fees from the Master  Trust for the  services it  provides.  Each of the other  Trustees  receives  annual and per meeting fees paid by the Master  Trust plus  expenses for each meeting of the Board and of shareholders  which he attends.  Compensation  received during the year ended December 31, 2001 by the Trustees who are not affiliates of the Investment Manager was as follows:

                                                                                      Total Compensation from Registrant and
Name of Director                            ---------------------------------------                Fund Complex
                                                  Aggregate Compensation from                  Paid to Director (1)
                                                          Registrant
-------------------------------------------                                          -----------------------------------------

David E. A. Carson                                          $14,500                                  $118,800
Julian A. Lerner                                            $15,700                                  120,500
Thomas M. Mazzaferro                                          $0                                        $0
Thomas M. O'Brien                                         $18,125(2)                               $123,600(2)
John A Pileski                                              $16,000                                  $120,000
F. Don Schwartz                                             $14,900                                  $117,700
(1)      As of the date of this Part B, the "Fund Complex"  consisted of the Master Trust,  the Feeder and American
     Skandia Trust ("AST").
(2)  Mr.  O'Brien  deferred  payment of this  compensation.  The total value of all  deferred  compensation,  as of
     October 31, 2001, was $27,781 from the Registrant and $196,257 from the Registrant and Fund Complex.

         The Master Trust does not offer pension or retirement benefits to its Trustees.

        The  Declaration  of Trust  provides that the  Trustees,  officers and employees of the Master Trust may be indemnified by the Master Trust to the fullest extent  permitted by Delaware law and the federal  securities  laws.
The Master  Trust's  By-laws  provide  that the Master Trust shall  indemnify  each of its  Trustees,  officers and employees  against  liabilities and expenses  reasonably  incurred by them, in connection  with, or resulting from, any claim,  action,  suit or  proceeding,  threatened  against or  otherwise  involving  such  Trustee,  officer or employee,  directly or indirectly,  by reason of being or having been a Trustee,  officer or employee of the Master
Trust.  Neither  the  Declaration  of Trust nor the  By-laws  of the Master  Trust  authorize  the Master  Trust to indemnify any Trustee or officer  against any liability to which he or she would  otherwise be subject by reason of or for willful misfeasance, bad faith, gross negligence or reckless disregard of such person's duties.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

               No Trustee or officer of the Master Trust owned any of the Master Trust's  interests  outstanding on
March 1, 2002.

               As of February 27, 2002, the following  interestholders  beneficially owned, directly or indirectly,
5% or more of the Master Trust's outstanding interests:

Name and Address                                               Percent of Master Trust Interests Outstanding
American Skandia Advisor Funds, Inc.                           98%
Skandia Advisor Funds                                          2%

               At the present  time,  the Master  Trust  anticipates  that its  interests  will be held only by the
American  Skandia  Advisor Funds,  Inc., a Maryland  corporation,  and Skandia Advisor Funds, a mutual fund company incorporated under the law of Cayman Islands.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 4 IN PART A.

               Information  on the  investment  management  and  other  services  provided  for or on behalf of the
Portfolios is incorporated  herein by reference from the sections  entitled  "Investment  Advisory & Administration
Services,"  "Fund  Expenses,"  "Distribution  Arrangements"  and "Other  Information"  in the Feeder's  Part B. The
following  list  identifies  the  specific  sections  and  subsections  in the  Feeder's  Part B  under  which  the information  required  by Item 15 of Form  N-1A may be  found.  Each  listed  section  is  incorporated  herein  by reference.

                             Incorporated by Reference from the
Form N-1A Item No.           following Section of Feeder's Part B
Item 15(a)                   INVESTMENT ADVISORY & ADMINISTRATION SERVICES - THE
                             INVESTMENT MANAGER; THE SUB-ADVISORS; and FUND EXPENSES
Item 15(c)                   Not applicable
Item 15(d)                   INVESTMENT ADVISORY & ADMINISTRATION SERVICES - THE
                             ADMINISTRATOR
Item 15(e)                   Not applicable
Item 15(f)                   Not applicable
Item 15(g)                   THE DISTRIBUTION PLANS
Item 15(h)                   OTHER INFORMATION - DOMESTIC AND FOREIGN CUSTODIANS;
                             INDEPENDENT ACCOUNTANTS

               The  exclusive  placement  agent for the Master  Trust is American  Skandia  Marketing  Incorporated
("ASM") which receives no compensation for acting in this capacity.  ASM is an affiliate of the investment  manager of each Portfolio of the Master Trust.

               PricewaterhouseCoopers, located at Cayman Islands, British American Center, British West Indies, has
been selected as the  independent  certified  public  accounts of the Master Trust,  providing  audit  services and assistance  and consultation with respect to the preparation of filings with the Commission.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

               Information on portfolio  turnover and brokerage  allocation for or on behalf of the Master Trust is incorporated herein by reference from the sections under PORTFOLIO  TRANSACTIONS  entitled  "Brokerage  Allocation"
and "Portfolio Turnover" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

               THE FOLLOWING  INFORMATION  SUPPLEMENTS  AND SHOULD BE READ IN  CONJUNCTION  WITH ITEM 6(b) and 7 IN
PART A.

               Under the  Declaration  of  Trust,  the  Trustees  are  authorized  to issue  shares  of  beneficial interests in the Master  Trust.  Investors in each  Portfolio of the Master Trust are entitled to  participate  pro rata in  distributions of income,  loss, gain and credit of that Portfolio.  Upon liquidation or dissolution of the
Master Trust,  investors in a Portfolio  are entitled to share pro rata in that  Portfolio's  net assets  available for distribution to its investors.  Investments in the Master Trust have no preference,  pre-exemptive,  conversion or similar  rights and are fully paid and  non-assessable,  except as set forth  below.  Investments  in the Master
Trust may not be transferred.  No certificates are issued.

               Each investor is entitled to a vote,  with respect to matters  effecting  each of the Master Trust's series,  in  proportion to the amount of its  investment in the Master Trust.  Investors in the Master Trust do not
have cumulative  voting rights,  and investors  holding more than 50% of the aggregate  beneficial  interest in the
Master  Trust may elect all of the  Trustees  of the  Master  Trust if they  choose to do so and in such  event the other  investors in the Master  Trust would not be able to elect any  Trustee.  The Master Trust is not required to hold annual  meetings of  investors  but the Master  Trust will hold  special  meetings  of  investors  when in the judgment of the Master  Trust's  Trustees it is necessary or desirable to submit  matters for an investor vote. The
Trustees may elect to terminate the Trust or any Portfolio without a vote of the interestholders.

               Rule  18f-2  under  the 1940 Act  provides  that any  matter  required  to be  submitted  under  the provisions  of the 1940  Act or  applicable  state  law or  otherwise  to the  holders  of the  outstanding  voting securities of an investment  company,  such as the Master Trust, with more than one Portfolio will not be deemed to have been  effectively  acted upon unless  approved by the holders of a majority of the  outstanding  interests  of each  Portfolio of the Master Trust  affected by such matter.  Rule 18f-2 further  provides that a Portfolio of the
Master Trust shall be deemed to be affected by a matter  unless it is clear that the  interests of the Portfolio in the matter are  identical  or that the matter does not affect any  interest  of the  Portfolio.  However,  the Rule exempts  the  selection  of  independent  accountants  and the  election  of  Trustees  from  the  separate  voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

               THE FOLLOWING  INFORMATION  SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEMS 7 AND 8 IN PART
A.

               (a)  PURCHASE  OF  SECURITIES.  Beneficial  interests  in the  Master  Trust  are  issued  solely in private  placement  transactions  which do not involve any "public  offering" within the meaning of Section 4(2) of the 1933 Act.  Investments  in the Master Trust may only be made by investment  companies or certain other entities which are  "accredited  investors"  within  the  meaning  of  Regulation  D under the 1933 Act.  This  registration statement does not constitute an offer to sell, or the  solicitation of an offer to buy, any "security"  within the meaning of the 1933 Act.

               SUSPENSION  OF  REDEMPTIONS.  The right of  redemption  of  interests  of a Portfolio  of the Master
Trust may be suspended or the date of payment  postponed (a) during any period when the New York Stock  Exchange is closed  (other than  customary  weekend  and  holiday  closings),  (b) when  trading in the  markets the  Portfolio ordinarily  utilizes is  restricted,  or when an emergency  exists as  determined  by the  Securities  and Exchange
Commission  so that  disposal  of the  Portfolio's  investments  or  determination  of its net  asset  value is not reasonably  practicable,  or (c) for such other periods as the Commission by order may permit to protect the Master
Trust's interestholders.

               PRICING OF SECURITIES.  Portfolio  securities,  including open short  positions and options  written by the Master Trust,  are valued at the last sale price on the securities  exchange or national  securities  market on which such  securities  primarily  are traded.  Securities  not listed on an  exchange  or  national  securities market,  or  securities in which there were no  transactions,  are valued at the average of the most recent bid and asked  prices,  except  in the  case of open  short  positions  where  the  asked  price is  available.  Short-term investments  are carried at amortized  cost,  which  approximates  value.  Any securities or other assets for which recent  market  quotations  are not readily  available  are valued at fair value as  determined in good faith by or under procedures  established by the Trustees.  Expenses and fees,  including the management fee, are accrued daily and taken into account for the purpose of  determining  the net asset value of  interests in each  Portfolio of the
Master Trust.

         Generally,   trading  in  foreign  securities,  as  well  as  U.S.  Government  securities,  money  market instruments and repurchase agreements,  is substantially  completed each day at various times prior to the close of the  Exchange.  The values of such  securities  used in computing  the net asset value of the shares of a Portfolio generally are determined as of such earlier times.  Foreign currency  exchange rates are also generally  determined prior  to the  close of the  Exchange.  Occasionally,  events  affecting  the  value  of such  securities  and such exchange  rates may occur  between the times at which they usually are  determined  and the close of the  Exchange.
If such  extraordinary  events  occur,  their  effects may not be  reflected  in the net asset value of a Portfolio calculated as of the close of the Exchange on that day.

         Foreign  securities  are  valued on the basis of  quotations  from the  primary  market in which  they are traded.  All assets and liabilities  initially  expressed in foreign currencies will be converted into U.S. dollars at an exchange rate quoted by a major bank that is a regular  participant in the foreign  exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

         ASMT Money  Market  Portfolio:  For the ASMT Money  Market  Portfolio,  all  securities  are valued by the amortized  cost  method.  The  amortized  cost  method of  valuation  values a security  at its cost at the time of purchase and thereafter assumes a constant  amortization to maturity of any discount or premium,  regardless of the impact of  fluctuating  interest  rates on the  market  value of the  instrument.  The  purpose  of this  method of calculation  is to attempt to maintain a constant  net asset value per share of $1.00.  No  assurance  can be given that this goal can be  attained.  If a  difference  of more than 1/2 of 1% occurs  between  valuation  based on the amortized cost method and valuation  based on market value,  the Trustees will take steps  necessary to reduce such deviation  or any unfair  results to  shareholders,  such as  changing  dividend  policy,  shortening  the  average maturity of the  investments  in the  Portfolio  or valuing  securities  on the basis of current  market  prices if available or, if not, at fair market value.

               NEW YORK STOCK  EXCHANGE  CLOSINGS.  The holidays (as observed) on which the New York Stock Exchange is closed  currently  are: New Year's Day,  Martin Luther King,  Jr. Day,  Presidents'  Day, Good Friday,  Memorial
Day, Independence Day, Labor Day, Thanksgiving and Christmas.

               (b)  FUND REORGANIZATIONS.  Not Applicable.

               (c)  OFFERING PRICE.  Not Applicable.

ITEM 19.  TAXATION OF THE MASTER TRUST.

               The Master  Trust is  organized  as a trust  under  Delaware  law.  Management  of the Master  Trust believes  that the Master  Trust  qualified  through the fiscal year ended  October 31, 2001 and for future  fiscal years will continue  qualify as a partnership  for Federal income tax purposes.  As such, the Master Trust will not be  subject  to any  income  tax.  However,  each  investor  in the  Master  Trust will be taxable on its share (as determined  in accordance  with the  governing  instruments  of the Master  Trust) of the Master  Trust's  ordinary income and capital gain in determining its income tax liability.  The  determination  of such share will be made in accordance  with the  Internal  Revenue  Code of  1986,  as  amended  (the  "Code"),  and  regulations  promulgated thereunder.

               The Master  Trust's  taxable  year-end is October 31,  2002.  Although  the Master Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

               It is intended that the Master Trust's assets,  income and  distributions  will be managed in such a way that an investor in the Master Trust will be able to satisfy the  requirements  of Subchapter M of the Code for qualification as a regulated  investment company,  assuming that the investor invested all of its investable assets in the Master Trust.

               Investors  are  advised  to  consult  their  own  tax  advisers  as to the  tax  consequences  of an investment in the Master Trust.

ITEM 20.  UNDERWRITERS.

               The exclusive  placement  agent for the Master Trust is American  Skandia  Marketing,  Incorporated,
which receives no compensation for serving in this capacity.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

               Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

               The financial  statements of the Master Trust are  incorporated  herein by reference from the Annual
Report to  Shareholders  for each  Feeder  Fund for the period  ended  October  31,  2002 and have been  audited by
PricewaterhouseCoopers LLP, independent accountants.

                                                        C-6
                                               AMERICAN SKANDIA MASTER TRUST

                                                 PART C. OTHER INFORMATION

ITEM 23.  EXHIBITS

        i      (a)(1) Certificate of Trust

        i      (a)(2) Agreement and Declaration of Trust

               (b)    By-Laws

        v      (d)(1) Form of Investment  Management  Agreement between  Registrant and American Skandia Investment
                      Services, Incorporated for ASMT American Century International Growth Portfolio

        i      (d)(2) Form of Investment  Management  Agreement between  Registrant and American Skandia Investment
                      Services, Incorporated for ASMT Janus Capital Growth Portfolio

        i      (d)(3) Form of Investment  Management  Agreement between  Registrant and American Skandia Investment
                      Services, Incorporated for ASMT INVESCO Equity Income Portfolio

        i      (d)(4) Form of Investment  Management  Agreement between  Registrant and American Skandia Investment
                      Services, Incorporated for ASMT PIMCO Total Return Bond Portfolio

               (d)(5) Form of Investment  Management  Agreement between  Registrant and American Skandia Investment
                      Services, Incorporated for ASMT Money Market Portfolio

        v      (d)(6) Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated
                      and American Century  Investment  Management,  Inc. for ASMT American  Century  International
                      Growth Portfolio

        i      (d)(7) Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated
                      and Janus Capital Corporation for ASMT Janus Capital Growth Portfolio

        i      (d)(8) Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated
                      and INVESCO Trust Company for ASMT INVESCO Equity Income Portfolio

       ii      (d)(9) Amendment  to  Sub-advisory   Agreement   between  American  Skandia   Investment   Services,
                      Incorporated,  INVESCO  Trust  Company and INVESCO  Funds  Group,  Inc.  for the ASMT INVESCO
                      Equity Income Portfolio

       v       (d)(10)Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated
                      and Pacific Investment Management Company for ASMT PIMCO Total Return Bond Portfolio

               (d)(11)Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated
                      and Wells Capital Management, Inc. for ASMT Money Market Portfolio

       iii     (f)    Form of Deferred Compensation Plan

        i      (g)(1) Form of Custody Agreement between Registrant and PNC Bank

        i      (g)(2) Form of Custody Agreement between Registrant and Morgan Stanley Trust Company

        ii     (g)(3) Form of Amendment to Custody Agreement between Registrant and PNC Bank

               (g)(4) Form of Foreign Custody Manager Delegation Amendment

        iii    (g)(5) Form of Amendment to Custody Agreement between Registrant and PFPC Trust Company

        i      (h)    Administration Services Agreement

        i      (l)(1) Form of Share  Purchase  Agreement  between  American  Skandia  Marketing,  Incorporated  and
               American Skandia Advisor Funds, Inc.

        i      (l)(2) Form of Share  Purchase  Agreement  between  American  Skandia  Marketing,  Incorporated  and
               Skandia Advisor Funds

        iii    (m)    Form of Rule 12b-1 Plan

       vi      (p)(1)      Form of Code of Ethics of Registrant pursuant to Rule 17j-1.

       vi      (p)(2)      Form of Code of Ethics of American Skandia Investment Services, Incorporated.

       vi      (p)(3)      Form of Code of Ethics of American Skandia Marketing, Incorporated.

        v      (p)(4)      Form of Code of Ethics of American Century Investment Management, Inc.

        v      (p)(5)      Form of Code of Ethics of Janus Capital Corporation

        v      (p)(6)      Form of Code of Ethics of INVESCO Funds Group, Inc.

               (p)(7)      Form of Code of Ethics of Pacific Investment Management Company

               (p)(8)      Form of Code of Ethics of Wells Capital Management, Inc.

               i      Filed as an exhibit to the initial  Registration  Statement  of the Master  Trust,  which was filed on June 4, 1997.
               ii     Filed as an exhibit to  Post-effective  Amendment No. 2 of the Master Trust,  which was filed on March 1, 1999.
               iii    Filed as an exhibit to  Post-effective  Amendment No. 3 of the Master Trust,  which was filed on February 29, 2000.

               iv     Filed as an exhibit to American Skandia Advisor Funds,  Inc.'s  Post-effective  Amendment No.
               13, which was filed on December 10, 2000.

               v      Filed as an exhibit to  Post-effective  Amendment No. 4 of the Master Trust,  which was filed on March 1, 2001.

               vi     Filed as an exhibit to American Skandia Advisor Funds,  Inc.'s  Post-effective  Amendment No.
               20, which was filed on March 1, 2002.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER TRUST.

               Not applicable.

ITEM 25.  INDEMNIFICATION.

               Reference  is made to Article IX of the Master  Trust's  Declaration  of Trust filed as Exhibit 1(b)
to the Master  Trust's  registration  statement  filed on June 4, 1997.  The  application  of these  provisions  is limited by Article 10 of the Registrant's By-Laws filed as Exhibit 2 to the Master Trust's  registration  statement filed on June 4, 1997 and by the following  undertaking  set forth in the rules  promulgated  by the Securities and
Exchange Commission:

        Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 may be permitted to trustees,  officers and  controlling  persons of the registrant  pursuant to the foregoing  provisions,  or otherwise,  the registrant  has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in such Act and is, therefore,  unenforceable.
        In the event that a claim for  indemnification  against  such  liabilities  (other  than the payment by the registrant of expenses  incurred or paid by a trustee,  officer or controlling  person of the registrant in the  successful  defense of any  action,  suit or  proceeding)  is  asserted  by such  trustee,  officer or controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion  of its  counsel  the  matter  has been  settled  by  controlling  precedent,  submit to a court of appropriate  jurisdiction  the question  whether such  indemnification  by it is against  public  policy as expressed in such Act and will be governed by the final adjudication of such issue.

               Reference  also is made to the Placement  Agency  Agreement  filed as Exhibit 6 to the  Registrant's registration statement filed on June 4, 1997.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

               See Item 6,  "Management,  Organization  and Capital  Structure  of the Master  Trust" in Part A and
Item 15,  "Investment  Advisory and Other  Services" in Part B regarding  the business of the  Investment  Manager.
For  information  as to the business,  profession,  vocation or employment  of a substantial  nature  engaged in by
ASISI or any of its  respective  officers and directors  during the past two years,  reference is made to Form ADV, filed  with  the  Securities  and  Exchange  Commission  under  the  Investment  Advisers  Act of  1940  by  ASISI, incorporated by reference herein (SEC File No. 801-40532).

ITEM 27.  PRINCIPAL UNDERWRITERS.

               (a)    Not applicable.

               (b)    Set forth below is a list of each  executive  officer and  director of the  Placement  Agent.
The principal business address of each such person is One Corporate Drive, Shelton, Connecticut 06484.

                                              POSITIONS AND OFFICES                       POSITIONS AND OFFICES
              NAME                            WITH THE PLACEMENT AGENT                       WITH REGISTRANT
Patricia J. Abram                      Senior Vice President                          None

Lori Allen                             Vice President                                 None

Hollie Briggs                          Vice President                                 None

Robert Brinkman                        Senior Vice President                          None

Carl Cavaliere                         Vice President, Corporate Treasurer            None
                                       and Business Controller
Kathleen A. Chapman                    Corporate Secretary                            None

Lucinda C. Ciccarello                  Vice President, Mutual Funds                   None

John W. Coleman                        Vice President                                 None

Lincoln R. Collins                     Senior Vice President, Chief                   None
                                       Operating Officer & Director
Timothy S. Cronin                      Vice President                                 None

Wade A. Dokken                         President & Chief Executive                    President
                                       Officer

Lisa Foote                             Senior Vice President                          None

Jacob Herschler                        Vice President                                 None

Thomas M. Mazzaferro                   Executive Vice President, Treasurer,           Trustee
                                       Corporate Controller, Chief Financial
                                       Officer & Director

Michael A. Murray                      Senior Vice President                          None

Carl E. Oberholtzer                    Vice President                                 None

David A. Pugliese                      Interim Chief Compliance Officer               None

Polly Rae                              Vice President                                 None

Rebecca Rae                            Senior Vice President                          None

Timothy A. Rogers                      Vice President                                 None

Hayward L. Sawyer                      Senior Vice President                          None

Guy Sullivan                           Vice President                                 None

Leslie S. Sutherland                   Vice President                                 None

Amanda C. Sutyak                       Vice President                                 None

Bayard F. Tracy                        Senior Vice President                          None

Robert G. Whitcher                     Director                                       None

Kirk Wickman                           Senior Vice President and General              None
                                       Counsel

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

               Records regarding the Registrant's  securities  holdings are maintained at Registrant's  custodians,
PNC Bank, Airport Business Center,  International Court 2, 200 Stevens Drive, Philadelphia,  Pennsylvania 19113 and
JP Morgan  Chase Bank,  One  Pierrepont  Plaza,  Brooklyn,  New York 11201.  Certain  records  with  respect to the
Registrant's   securities  transactions  are  maintained  at  the  offices  of  the  various  sub-advisors  to  the
Registrant.  The  Registrant's  corporate  records are  maintained  at its offices at Ugland  House,  P.O. Box 309,
South Church Street, George Town, Grand Cayman, Cayman Islands,  BWI. The Registrant's  financial ledgers,  similar financial  records and  records  regarding  the  Registrant's  shareholders  are  maintained  at the offices of its
Administrator,  PFPC,  Inc.  Ugland House,  P.O. Box 309, South Church Street,  George Town,  Grand Cayman,  Cayman
Islands, BWI and 103 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 29.  MANAGEMENT SERVICES.

               Not Applicable.

ITEM 30.  UNDERTAKINGS.

               Master Trust hereby undertakes to call a meeting of  interestholders  for the purpose of voting upon the  question of removal of a trustee or  trustees  when  requested  in writing to do so by the holders of at least
10% of the Master Trust's  outstanding shares of beneficial  interest and in connection with such meeting to comply
with  the  provisions  of  Section  16(c)  of  the   Investment   Company  Act  of  1940  relating  to  shareholder
communications.

                                                        SIGNATURES

               Pursuant to the  requirements of the Investment  Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the Town of Shelton and State of Connecticut, on the 1st day of March, 2002.

                                            AMERICAN SKANDIA MASTER TRUST
                                              (Registrant)

                                            By:    /s/Edward P. Macdonald
                                                   Edward P. Macdonald
                                                   Corporate Secretary

                                                     Exhibits

                                                 Table of Contents

                  Exhibit Number                                       Description

                  (b)                                By-laws of Registrant

                  (d)(5)                             Form  of  Investment   Management  Agreement
                                                     between   Registrant  and  American  Skandia
                                                     Investment  Services,   Inc.  for  the  ASMT
                                                     Money Market Portfolio.

                  (d)(11)                            Form  of  Sub-advisory   Agreement   between
                                                     American   Skandia   Investment    Services,
                                                     Inc.,  and Wells  Capital  Management,  Inc.
                                                     for the ASMT Money Market Portfolio.

                  (g)(4)                             Form of Foreign Custody  Manager  Delegation
                                                     Amendment

                  (p)(7)                             Form   of   Code   of   Ethics   of   Pacific
                                                     Investment Management Company

                  (p)(8)                             Form of  Code  of  Ethics  of  Wells  Capital
                                                     Management, Inc.